GIAC Funds, Inc.

BAILLIE GIFFORD INTERNATIONAL GROWTH FUND
BAILLIE GIFFORD EMERGING MARKETS FUND
THE GUARDIAN SMALL CAP STOCK FUND

STATEMENT OF ADDITIONAL INFORMATION

May 1, 2006

This Statement of Additional Information is not a prospectus, but should be read in conjunction with the Prospectuses of Baillie Gifford International Growth Fund (the "International Fund"), Baillie Gifford Emerging Markets Fund (the "Emerging Markets Fund") and The Guardian Small Cap Stock Fund (the "Small Cap Stock Fund"), each dated May 1, 2006. Much of the information contained herein expands upon subjects discussed in the Prospectuses. No investment in shares of a Fund should be made without first reading the Prospectus. This Statement of Additional Information has been incorporated by reference into the Prospectuses. The Funds are diversified series funds of GIAC Funds, Inc. (the "Company"). The series funds are referred to in this Statement of Additional Information as the "Funds" and each separately as a "Fund." The Company's financial statements appear in the Company's Annual Report to Shareholders for the year ended December 31, 2005. The Annual Report is incorporated by reference in this Statement of Additional Information. A free copy of the Prospectus and Annual Report to Shareholders may be obtained by writing to the Fund, c/o The Guardian Insurance & Annuity Company, Inc., 7 Hanover Square, New York, New York 10004 or by telephoning 1-800-221-3253. Please retain this document for future reference.

STATEMENT OF ADDITIONAL INFORMATION

FUND ORGANIZATION

The Company is registered with the Securities and Exchange Commission as an open-end, diversified, management investment company. The Company was organized in 1990 as a Maryland Corporation.

INVESTMENT RESTRICTIONS

The Funds have adopted the following investment restrictions which cannot be changed without the approval of the holders of a majority of the outstanding shares of the Fund. As defined in the Investment Company Act of 1940, as amended (the "1940 Act"), the vote of a majority of the outstanding voting securities of a Fund means the lesser of the vote of (a) 67% or more of the voting securities of the Fund present at a meeting where more than 50% of the outstanding voting securities are present in person or by proxy, or (b) more than 50% of the outstanding voting securities of the Fund. The other investment restrictions of the Funds are non-fundamental policies which can be changed with respect to a Fund with the approval of a majority of the Board of Directors and without shareholder approval.

All percentage restrictions on investments apply only when an investment is made. If a percentage restriction is adhered to at the time of investment, a later increase or decrease beyond a specified percentage limit that results from a relative change in value or from a change in the Fund's total assets will not constitute a violation of the applicable restriction.

Fundamental Restrictions (may not be changed without shareholder approval)

Pursuant to the following fundamental restrictions, a Fund may not:

  1.  Make any purchase that would result in the Fund ceasing to be "diversified" within the meaning of the 1940 Act, applicable rules thereunder and any orders or interpretations of the Securities and Exchange Commission ("1940 Act rules and orders").

  2.  Borrow money, except to the extent permitted by the 1940 Act, rules and orders.

  3.  Purchase any securities other than the obligations of the U.S. government, or its agencies or instrumentalities, if, immediately after such purchase, more than 25% of the value of the Fund's total assets would be invested in the securities of issuers in the same industry;

  4.  Purchase or sell real estate, although the Fund may (a) purchase and sell securities of issuers that deal in real estate, (b) purchase and sell securities that represent interests in real estate and (c) acquire and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of debt obligations secured by real estate or interests therein.

  5.  Purchase or sell commodities or commodity contracts, except to the extent permitted under applicable law without registration as a commodity pool operator under the Commodity Exchange Act (or any comparable registration under successor legislation).

  6.  Engage in the underwriting of securities of other issuers, except to the extent that the Fund may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of portfolio securities.

  7.  Make loans to other persons, except (a) through the lending of its portfolio securities, (b) through the purchase of debt securities, loan participations and/or engaging in direct corporate loans in accordance with its investment objectives and policies and (c) to the extent the entry into a repurchase agreement is deemed to be a loan. The Fund may also make loans to affiliated investment companies to the extent permitted by the 1940 Act or any exemptions therefrom that may be granted by the Securities and Exchange Commission.

  8.  Issue any senior securities except as permitted by the 1940 Act, rules and orders.

Non-Fundamental Restrictions (may be changed by Board without shareholder approval)

Pursuant to the following non-fundamental restrictions, a Fund may not:

  1.  Invest in (a) securities which at the time of investment are not readily marketable, (b) securities that are restricted as to resale under federal securities laws, excluding any such securities that have been determined by the Trustees (or the person(s) designated by them to make such determinations) to be readily marketable and (c) repurchase agreements maturing in more than seven days if, as a result, more than 15% of the Fund's net assets (taken at current value) would be invested in the aggregate in securities described in (a), (b) and (c) above.

  2.  Invest in the securities of any company for the purpose of exercising control or management.

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  3.  Purchase the securities of any other investment company, except in accordance with the 1940 Act, rules and orders.

  4.  Purchase securities on margin or make any short sales of securities, except as permitted by applicable law.

  5.  Pledge, mortgage or hypothecate the Fund's assets, except as permitted by applicable law.

Each of the Emerging Markets Fund and the Small Cap Stock Fund will provide 60 days' prior written notice to shareholders of a change in its non-fundamental policy of investing at least 80% of its assets in investments suggested by such Fund's name (as described in the Prospectus).

SPECIAL INVESTMENT TECHNIQUES — INTERNATIONAL FUND AND EMERGING MARKETS FUND

The Prospectus for the International Fund and the Emerging Markets Fund describes the investment objective of each of the Funds, as well as certain investment policies and investment techniques which the Funds may employ in an effort to achieve their respective investment objectives. The following discussion supplements the section entitled "Special Investment Techniques" contained in the International Fund and Emerging Markets Fund Prospectuses. There can be no assurance that these techniques will enable the Funds to achieve their investment objectives.

Forward Foreign Currency Transactions. The foreign securities held by the Funds will usually be denominated in foreign currencies and the Funds may temporarily hold foreign currency in connection with such investments. As a result, the value of the assets held by a Fund may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations. The Funds may enter into forward foreign currency exchange contracts ("forward currency contracts") in an effort to control some of the uncertainties of foreign currency exchange rate fluctuations. A forward currency contract is an agreement to purchase or sell a specific currency at a specified future date and price agreed to by the parties at the time of entering into the contract. The Funds will not engage in forward currency contracts for speculation, but only as an attempt to hedge against changes in currency exchange rates affecting the values of securities which a Fund holds or intends to purchase. Thus, the Funds will not enter into a forward currency contract if such contract would obligate that Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that (or a correlated) currency.

A Fund will normally be expected to use forward currency contracts to fix the value of certain securities it has agreed to buy or sell. For example, when a Fund enters into a contract to purchase or sell securities denominated in a particular foreign currency, a Fund could effectively fix the maximum cost of those securities by purchasing or selling a foreign currency contract, for a fixed value of another currency, in the amount of foreign currency involved in the underlying transaction. In this way, the Funds can protect the value of securities in the underlying transaction from an adverse change in the exchange rate between the currency of the underlying securities in the transaction and the currency denominated in the foreign currency contract, during the period between the date the security is purchased or sold and the date on which payment is made or received.

The Funds may also use forward currency contracts to hedge the value, in U.S. dollars, of securities it currently owns. For example, if a Fund held securities denominated in a foreign currency and anticipated a substantial decline (or increase) in the value of that currency against the U.S. dollar, that Fund may enter into a foreign currency contract to sell (or purchase), for a fixed amount of U.S. dollars, the amount of foreign currency approximating the value of all or a portion of the securities held which are denominated in such foreign currency.

Upon the maturity of a forward currency transaction, a Fund may either accept or make delivery of the currency specified in the contract or, at any time prior to maturity, enter into a closing transaction which involves the purchase or sale of an offsetting contract. An offsetting contract terminates the Fund's contractual obligation to deliver the foreign currency pursuant to the terms of the forward currency contract by obligating the Fund to purchase the same amount of the foreign currency, on the same maturity date and with the same currency trader, as specified in the forward currency contract. The Fund realizes gains or losses as a result of entering into such an offsetting contract to the extent the exchange rate between the currencies involved changed between the time of the execution of the original forward currency contract and the offsetting contract.

The use of forward currency contracts to protect the value of securities against the decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities a Fund owns or intends to acquire, but it does fix a future rate of exchange. Although such contracts minimize the risk of loss resulting from a decline in the value of the hedged currency, they also limit the potential for gain resulting from an increase in the value of the hedged currency. The benefits of forward currency contracts to the Funds will depend on the ability of the Funds' investment manager to accurately predict future currency exchange rates.

STATEMENT OF ADDITIONAL INFORMATION

Options on Securities. The Funds may purchase or write (sell) options on individual securities, securities indices and financial futures contracts to attempt to: (1) reduce the overall risk of their investments; (2) manage foreign currency exposure; (3) protect unrealized gains; or (4) facilitate the sale of portfolio securities for investment purposes. The Funds use options as a temporary substitute for purchasing or selling particular securities. A Fund may write (sell) covered call options so long as it owns securities which are acceptable for the purpose of covering the outstanding options in the transaction, and may write secured put options, which means that so long as the Funds are obligated as writers of a put option, they will invest an amount not less than the exercise price of the put option in eligible securities (i.e., cash or cash equivalents). These obligations reduce the Funds' flexibility to pursue other investment opportunities while options are outstanding. The Funds may also purchase put and call options. A call option gives the purchaser the right to buy, and the writer the obligation to sell, the underlying security at the exercise price during the option period. A put option gives the purchaser the right to sell, and the writer the obligation to buy, the underlying security at the exercise price during or, in some cases at the end of, the option period. Options are typically purchased subject to a premium, which can reduce the risks retained by the option writer. The premium received for writing an option will reflect, among other things, the current market price of the underlying security, the relationship of the exercise price to such market price, the price volatility of the underlying security, the option period, supply and demand and interest rates.

During the option period, the covered call writer gives up the potential for capital appreciation above the exercise price should the underlying security rise in value, and the secured put writer retains the risk of loss should the underlying security decline in value. For the covered call writer, substantial appreciation in the value of the underlying security would result in the writer having to deliver the underlying security to the holder of the option at the exercise price, which will likely be lower than the security's value. For the secured put writer, substantial depreciation in the value of the underlying security would result in the exercise of the option by the holder, thereby obligating the writer to purchase the underlying security at the exercise price, which will likely exceed the security's value.

When a Fund writes a put option, it must segregate with the Fund's custodian either cash or liquid, unencumbered securities that are marked-to-market daily. The value of such segregated assets must at least equal the exercise price of the put option. Segregating assets may limit the Fund's ability to pursue other investment opportunities while options are outstanding. The cover for a call option that is related to a foreign currency can be short-term debt securities having a value equal to the option's face amount that are denominated in the same currency as the call.

Options transactions can be voluntarily terminated before the exercise or expiration of the options only by entering into closing transactions. The ability to close out an option depends, in part, upon the liquidity of the option market. If a Fund cannot close an option when it wants, it may miss alternative investment opportunities.

If a covered call option expires unexercised, the writer realizes a gain and the buyer a loss in the amount of the premium. If the covered call option writer has to sell the underlying security because of the exercise of the call option, the writer realizes a gain or loss from the sale of the underlying security, with the proceeds being increased by the amount of the premium. If the secured put option expires unexercised, the writer realizes a gain and the buyer a loss in the amount of the premium. If the secured put writer has to buy the underlying security because of the exercise of the put option, the secured put writer incurs an unrealized loss to the extent that the current market value of the underlying security is less than the exercise price of the put option. However, this would be offset in whole or in part by gain from the premium received and any interest income earned on the investment of the premium.

The Funds may write or purchase spread options, which are options for which the exercise price may be a fixed monetary spread or yield spread between the security underlying the option and another security that is used as a benchmark. Spread options involve the same risks as are associated with purchasing and selling options on securities generally, as described above. The writer (seller) of a spread option which expires unexercised realizes a gain in the amount of the premium and any interest earned on the investment of the premium. However, if the spread option is exercised, the writer will forego the potential for capital appreciation or incur an unrealized loss to the extent the market value of the underlying security exceeds or is less than the exercise price of such spread option. The purchaser of a spread option incurs costs equal to the amount of the premium paid for such option if the spread option expires unexercised or the associated transaction costs if the purchaser closes out the spread option position.

The Funds may also purchase options in combination with each other. For example, a Fund may purchase a put option and a call option, each with the same expiration date, on the same underlying security. A Fund will profit from the combination position if an increase or decrease in the value of the underlying security is sufficient for a Fund to profit from exercise of either the call option or the put option. Combined option positions involve higher

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transaction costs (because of the multiple positions taken) and may be more difficult to open and close out than other option positions.

The exercise price of an option may be below, equal to, or above the current market value of the underlying security at the time the option is written. The buyer of a put who also owns the related security is protected by ownership of a put option against any decline in that security's price below the exercise price less the amount paid for the option. The ability to purchase put options allows a Fund to protect capital gains in an appreciated security it owns, without being required to actually sell that security. At times the Funds may seek to establish a position in securities upon which call options are available. By purchasing a call option the Funds are able to fix the cost of acquiring the security, this being the cost of the call plus the exercise price of the option. This procedure also provides some protection from an unexpected downturn in the market, because a Fund is only at risk for the amount of the premium paid for the call option which it can, if it chooses, permit to expire.

The Funds engage in options transactions as a hedging technique, and not for speculative purposes. Using options as a successful hedge depends on the ability of the Funds' investment advisers to predict pertinent market movements.

Options trade on U.S. or foreign securities exchanges and in the over the counter ("OTC") market. Exchange listed options are three party contracts issued by a clearing corporation. They generally have standardized prices, expiration dates and performance mechanics. In contrast, all the terms of an OTC option, including price and expiration date, are set by negotiation between the buyer and seller (e.g., a Fund and a securities dealer or other financial institution). A Fund could lose any premium it paid for an OTC option, as well as any anticipated benefits of the transaction, if its counterparty fails to perform under the option's terms. To minimize this risk, the Funds' investment advisers consider the creditworthiness of any counterparties with whom the Funds may engage in OTC options transactions. However, there can be no assurance that a counterparty will remain financially stable while an OTC option is outstanding.

Generally, the staff of the SEC currently requires OTC options and any assets used to cover such options to be treated as illiquid assets because OTC options may not be actively traded. Until the SEC staff revises this position, no Fund will engage in OTC option transactions if, as a result, more than the permitted portion of its net assets is invested in illiquid securities.

The Funds may write covered call options on up to 25% of net assets, may write secured put options on up to 25% of net assets and may purchase put and call options provided that no more than 5% of total assets may be invested in premiums on such options.

Stock Index Options. As part of its options transactions, the Funds may also use options on stock indices. Through the writing and purchase of stock index options, the Funds can achieve many of the same objectives as through the use of options on individual securities. Stock index options are similar to options on a particular stock except that, rather than the right to take or make delivery of a security at a specified price, an option on a stock index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the stock index upon which the option is based is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. This amount of cash (the "exercise settlement amount") is equal to the difference between the closing price of the index and the exercise price of the option. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. Unlike stock options, all settlements are in cash and gain or loss depends on price movements in the market generally (or in a particular industry or segment of the market) rather than price movements in individual securities. Because securities index options are settled in cash, a call writer cannot determine the amount of its settlement obligations in advance and, unlike call writing on a specific stock, cannot provide in advance for, or cover, its potential settlement obligations by acquiring and holding underlying securities. The Funds may, however, cover call options written on a securities index by holding a mix of stocks which substantially replicated the movement of the index or by holding a call option on the securities index with an exercise price no higher than the call option sold.

When a Fund writes an option on a stock index, it will be required to cover the option or to segregate assets equal in value to 100% of the exercise price in the case of a put, or the contract value in the case of a call. In addition, where a Fund writes a call option on a stock index at a time when the exercise price exceeds the contract value, the Fund will segregate, until the option expires or is closed out, cash, cash equivalents or other liquid, unencumbered securities equal in value to such excess.

Options on stock indices involve risks similar to those risks relating to transactions in financial futures contracts described below. Price movements in securities which a Fund owns or intends to purchase probably will not correlate perfectly with movements in the level of a securities index and, therefore, that Fund bears the risk of a loss on a securities index option which is not completely offset by movements in the price of such securities. Also,

STATEMENT OF ADDITIONAL INFORMATION

an option purchased by a Fund may expire worthless, in which case that Fund would lose the premium paid therefor.

Financial Futures Contracts. The Funds may enter into interest rate or stock index futures contracts (collectively referred to as "financial futures contracts") primarily to hedge (protect) against anticipated future changes in interest rates or equity market conditions which otherwise might adversely affect the value of securities which a Fund holds or intends to purchase. The Funds may also invest in financial futures contracts when the purchase of these instruments may provide more liquidity than the direct investment in the underlying securities. The use of these instruments may permit a Fund to gain rapid exposure to the markets following a large inflow of investable cash or in response to changes in investment strategy. The purchase of a financial futures contract may also provide a Fund with a price advantage over the direct purchase of the underlying securities, either based on a differential between the securities and the futures markets or because of the lower transactions costs that are associated with these types of instruments. Neither of the Funds will enter into financial futures contracts for speculative purposes. A "sale" of a financial futures contract means the undertaking of a contractual obligation to deliver the securities or the cash value called for by the contract at a specified price during a specified delivery period. A "purchase" of a financial futures contract means the undertaking of a contractual obligation to acquire the securities at a specified price during a specified delivery period. When a Fund enters into a financial futures contract, it is required to deposit with its custodian on behalf of the broker a specified amount of cash or eligible securities, called "initial margin." The initial margin required for a financial futures contract is set by the exchange on which the contract is traded. Subsequent payments, called "variation margin," to and from the broker, are made on a daily basis as the market price of the financial futures contract fluctuates. At the time of delivery, pursuant to the contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than that specified in the contract. With respect to stock index futures contracts, settlement is made by means of a cash payment based on any fluctuation in the contract value since the last adjustment in the variation margin was made. Whenever a Fund engages in futures transactions, it will have the Fund's custodian segregate either cash or liquid, unencumbered debt securities that are marked-to-market daily to the extent required to comply with the 1940 Act. Segregating assets may limit a Fund's ability to pursue other investment opportunities.

If a Fund owned long-term bonds and expected interest rates to rise, it could sell interest rate futures contracts. If interest rates did increase, the value of the bond in that Fund would decline, but this decline should be offset in whole or in part by an increase in the value of the Fund's interest rate futures contracts. If, on the other hand, long-term interest rates were expected to decline, a Fund could hold short-term debt securities and benefit from the income earned by holding such securities, while at the same time purchasing financial futures contracts on long-term bonds. Thus, a Fund could take advantage of the anticipated rise in the value of long-term bonds without actually buying them. The financial futures contracts and short-term debt securities could then be liquidated and the cash proceeds used to buy long-term bonds.

In some cases, securities called for by a financial futures contract may not have been issued at the time the contract was written. There may also be an imperfect correlation between the price movements of the financial futures contracts and price movements of the securities which a Fund owns or intends to purchase. The degree of difference in price movement between financial futures contracts and the securities being hedged depends upon such things as differences between the securities being hedged and the securities underlying the financial futures contracts and variations in speculative market demand for financial futures contracts and securities. A relatively small price movement in a financial futures contract could have an immediate and substantial impact, which may be favorable or unfavorable to a contractholder. It is possible for a price-related loss to exceed the amount of a Fund's margin deposit. There is also a risk that a Fund will be unable to close a futures position when desired because there is no liquid secondary market for it. The skills needed to use financial futures contracts effectively are different from those needed to select a Fund's investments. If the Fund manager misjudges the general direction of interest rates or markets, the Fund's overall performance may be poorer than if no financial futures contract had been entered into. It is possible that a Fund could lose money on a financial futures contract and also on the price of related securities, adversely affecting the Fund's performance.

Although some financial futures contracts by their terms call for the actual delivery or acquisition of securities, in most cases the contractual commitment is closed out before delivery of the security. The offsetting of a contractual obligation is accomplished by purchasing (or selling as the case may be) on a commodities or futures exchange an identical financial futures contract calling for delivery in the same month. Such a transaction, if effected through a member of an exchange, cancels the obligation to make or take delivery of the securities. All transactions in the futures market are made, offset or fulfilled through a clearing house associated with the exchange on which the contracts are traded. The Funds will incur brokerage fees when it purchases or sells financial futures contracts, and will be required to maintain margin deposits. The risk of loss in trading financial futures contracts can be

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substantial due to the low margin deposits required and the extremely high degree of leverage involved in futures pricing. A relatively small price movement in a financial futures contract could have an immediate and substantial impact, which may be favorable or unfavorable to a contractholder. It is possible for a price-related loss to exceed the amount of a Fund's margin deposit.

Options on Financial Futures Contracts. The Funds may purchase and write put and call options on financial futures contracts. An option on a financial futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a financial futures contract at a specified exercise price at any time during the period of the option. Upon exercise, the writer of the option delivers the financial futures contract to the holder at the exercise price. The Funds would be required to deposit with the Company's custodian initial margin and variation margin with respect to put and call options on financial futures contracts it has written.

Foreign Currency Futures and Options on Foreign Currency Futures. The Funds may purchase and sell futures contracts on foreign currencies, related options thereon and options on foreign currencies as a hedge against possible variation in foreign exchange rates. A futures contract on a foreign currency is an agreement between two parties to buy and sell a specified amount of a particular currency for a particular price on a future date. An option on a foreign currency futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a foreign currency futures contract at a specified price at any time during the period of the option. An option transaction on a foreign currency provides the holder with ability to buy or sell a particular currency at a fixed price on a future date, and is used to hedge the currency exchange rate risk on non-U.S. dollar-denominated securities owned by either or both of the Funds, anticipated to be purchased by a Fund, or sold by a Fund but not yet delivered. Options on foreign currencies may be traded on U.S. and foreign exchanges or in the over-the-counter market.

Foreign currency futures contracts and options on foreign currency futures contracts are traded on boards of trade and futures exchanges. Buyers and sellers of foreign currency futures contracts are subject to the same risks which apply to the use of futures contracts generally. In addition, there are risks associated with foreign currency futures contracts similar to those associated with options on foreign currencies, described above. Moreover, the ability to close out positions in options on foreign currency futures contracts is subject to the continuing availability of a liquid secondary market. In order to reduce this risk, the Funds will not purchase or sell options on foreign currency options unless, in the opinion of the Funds' investment manager, a sufficiently liquid secondary market exists so that the risks connected to such options transactions are not greater than the risks associated with the underlying foreign currency futures contract.

The Funds will only write covered options on foreign currency or foreign currency futures contracts. A put on a foreign currency or foreign currency futures contract written by a Fund will be considered covered if the Fund segregates cash, U.S. government securities or other liquid unencumbered securities, equal to the average exercise price of the put. A call on a foreign currency or on a foreign currency futures contract written by a Fund will be considered covered if the Fund owns short-term debt securities with a value equal to the face amount of the option contract denominated in the currency upon which the call is written.

The Funds will purchase options on foreign currencies in an attempt to hedge against fluctuations in exchange rates. However, should exchange rates move adversely to the Funds' position, the Funds may forfeit both the entire price of the option plus the related transaction costs.

Special Considerations Relating to Futures Transactions. Financial futures contracts entail certain risks. If the Manager's judgment about the general direction of interest rates or markets is wrong, the Funds' overall performance may be poorer than if no such contracts had been entered into.

There may also be an imperfect correlation between movements in prices of financial futures contracts and portfolio securities being hedged. The degree of difference in price movement between financial futures contracts and the securities being hedged depends upon such things as differences between the securities being hedged and the securities underlying the financial futures contracts, and variations in speculative market demand for financial futures contracts and securities. In addition, the market prices of futures contracts may be affected by certain factors. If participants in the futures market elect to close out their contracts through offsetting transactions rather than meet margin requirements, distortions in the normal relationship between the securities and futures markets could result. Price distortions could also result if investors in futures contracts decide to make or take delivery of underlying securities rather than engage in closing transactions, which would reduce the liquidity of the futures market. In addition, because the margin requirements in the futures markets are less onerous than margin requirements in the cash market, increased participation by speculators in the futures market could cause temporary price distortions. Due to the possibility of price distortions in the futures market and because of the imperfect correlation between movements in the prices of securities and movements in the prices of futures contracts, a correct forecast of market trends by the Funds' investment manager may still not result in a successful

STATEMENT OF ADDITIONAL INFORMATION

hedging transaction. If this should occur, the Funds could lose money on the financial futures contracts and also on the value of their portfolio securities.

Engaging in foreign futures and foreign options transactions involves the execution and clearing of trades on or subject to the rules of a foreign board of trade. Neither the National Futures Association ("NFA") nor any domestic (U.S.) exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign law. This is true even if the exchange is formally linked to a domestic market so that a position taken on the exchange may be liquidated by a transaction on the appropriate domestic market. Moreover, applicable laws or regulations will vary depending on the foreign country in which the foreign futures or foreign options transaction occurs. Therefore, entities (such as the Funds) which trade foreign futures or foreign options contracts may not be afforded certain of the protective measures provided by the Commodity Exchange Act, Commodity Futures Trading Commission ("CFTC") regulations, the rules of the NFA or those of a domestic (U.S.) exchange. In particular, monies received from customers for foreign futures or foreign options transactions may not be provided the same protections as monies received in connection with transactions on U.S. futures exchanges. In addition, the price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time the order for the futures contract or option is placed and the time it is liquidated, offset or exercised.

Applicable U.S. Regulatory Restrictions. To the extent required to comply with the 1940 Act and the rules and interpretations thereunder, whenever one of the Funds purchases a financial futures contract, writes a put option or enters into a delayed-delivery purchase, that Fund must segregate cash, cash-equivalents (including any margin) or other liquid, unencumbered securities equal to the market value of the contracts. This segregation of assets places a practical limit on the extent to which the Funds may engage in financial futures contracts, write put options, and enter into delayed-delivery transactions.

To the extent required to comply with CFTC Regulation 4.5 and thereby avoid "commodity pool operator" status, the Funds will not enter into a financial futures contract or purchase an option thereon if immediately thereafter the aggregate initial margin deposits for financial futures contracts held by a Fund plus premiums paid by it for open options on futures would exceed 5% of the liquidation value of the Fund's total assets, taking into account unrealized profits and losses on such contracts. The Funds will not engage in transactions in financial futures contracts or options thereon for speculation, but only in an attempt to hedge against changes in interest rates or market conditions affecting the value of securities which a Fund holds or intends to purchase. When financial futures contracts or options thereon are purchased to protect against a price increase on securities intended to be purchased later, it is anticipated that at least 75% of such intended purchases will be completed. Whenever financial futures contracts or options thereon are purchased, the underlying value of such contracts will at all times not exceed the sum of: (1) accrued profit on such contract held by the broker; (2) cash or high quality money market instruments set aside in an identifiable manner plus funds deposited on margin on the contract; and (3) cash proceeds from existing investments due in 30 days.

Miscellaneous. Several foreign governments permit investments by non-residents only through participation in certain investment companies specifically organized to participate in such markets. Subject to the provisions of the 1940 Act, the Funds may invest in the shares of other investment companies.

Pursuant to exemptive relief granted to the Funds under the 1940 Act, a portion of the equity and convertible securities which may be acquired by a Fund may be issued by foreign companies that, in each of their most recent fiscal years, derived more than 15% of their gross revenues from their activities as a broker, a dealer, an underwriter or an investment adviser.

The International Fund may also invest a portion of its assets in unit trusts organized in the United Kingdom (which are analogous to U.S. mutual funds) and which invest in smaller foreign markets than those which the International Fund would ordinarily invest in directly. The International Fund believes investments in such unit trusts will enhance the geographical diversification of the International Fund's assets while reducing the risks associated with investing in certain smaller foreign markets. Investments by the International Fund in such unit trusts will provide increased liquidity and lower transaction costs than are normally associated with direct investments in such markets. At the present time, the International Fund intends to limit its investments in unit trusts, together with its investments in other investment companies, to no more than 5% of its total assets.

SPECIAL INVESTMENT TECHNIQUES — INTERNATIONAL FUND, EMERGING MARKETS FUND AND SMALL CAP STOCK FUND

The following information supplements the information contained in the Prospectus section entitled "Special Investment Techniques."

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Convertible Securities. As described in the Prospectus, each Fund is permitted to invest in convertible securities. Convertible securities are bonds or preferred stock issues, which may be converted at a stated price within a specified period of time into a specific number of shares of common stock of the same or a different issuer. Convertible securities also have characteristics similar to non-convertible debt securities in that they ordinarily provide income with generally higher yields than those of common stock of the same or a similar issuer. However, convertible securities are usually subordinated to non-convertible debt securities. Convertible securities carry the potential for capital appreciation should the value of the underlying common stock increase, but they are subject to a lesser risk of a decline in value, relative to the underlying common stock, due to their fixed-income nature. Due to the conversion feature, however, the interest rate or dividend rate on convertible securities is generally less than would be the case if the securities were not convertible.

In evaluating a convertible security for a Fund, Guardian Baillie Gifford Limited, the investment adviser of the International Fund and the Emerging Markets Fund, or BG Overseas Limited, the sub-investment adviser of the International Fund and the Emerging Markets Fund ("BG Overseas"), or Guardian Investor Services LLC, the investment adviser of the Small Cap Stock Fund, looks primarily at the attractiveness of the underlying common stock and at the fundamental business strengths of the issuer. Other factors considered include the yield of the convertible security in relation to the yield of the underlying common stock, the premium over investment value and the degree of call protection.

If the U.S. government restricts any type of foreign investment which may be made by or through the International Fund or the Emerging Markets Fund, the Fund's Board of Directors will promptly take steps to determine whether significant changes in the Fund's portfolio are appropriate.

When-Issued or Delayed-Delivery Securities. The Funds may purchase or sell the securities held in their portfolios on a when-issued or delayed-delivery basis. When-issued or delayed-delivery transactions involve a commitment by a Fund to purchase or sell particular securities, with payment and delivery to take place at a future date, in order to secure what is considered to be an advantageous price or yield to a Fund at the time of entering into the transaction. When a Fund enters into a delayed-delivery transaction, it becomes obligated to purchase securities and it has all of the rights and risks attendant to ownership of a security, including the risk of price fluctuations, although delivery and payment occur at a later date. The value of fixed income securities to be delivered in the future will fluctuate as interest rates vary. The Funds generally have the ability to close out a purchase obligation on or before the settlement date rather than purchase the security.

To engage in such transactions, the Funds must segregate, cash or liquid, unencumbered securities at least equal in value to their commitments to purchase when-issued or delayed-delivery securities. The value of such assets must at least equal the Fund's forward commitments. In the case of a sale of securities on a delayed-delivery basis, a Fund must segregate the subject portfolio securities while the commitment is outstanding. These obligations to segregate cash or securities will limit a Fund's ability to pursue other investment opportunities.

To the extent a Fund engages in when-issued or delayed-delivery transactions, it will do so for the purpose of acquiring portfolio securities in a manner which is consistent with its investment objective and policies and not for the purpose of either investment leverage or interest rate change speculation. The Funds will only make commitments to purchase securities on a when-issued or delayed-delivery basis with the intention of actually acquiring the securities, but the Funds reserve the right to sell these securities before the settlement date if deemed advisable. It is not expected that the Small Cap Stock Fund will make extensive use of these techniques.

Repurchase Agreements. The Funds may invest available cash in repurchase agreements. In a repurchase agreement transaction, a Fund purchases a debt security and obtains a simultaneous commitment from the seller (i.e., a bank or securities dealer) to repurchase that debt security at an agreed time and price, reflecting a market rate of interest. The repurchase agreement's yield may be unrelated to the coupon rate or maturity of the underlying security. Repurchase agreements are fully collateralized and are marked-to-market daily during their respective terms. Deposits of additional collateral may be required from the seller if the market value of a security that is subject to a repurchase agreement falls below the resale price set forth in the repurchase agreement. The investment adviser periodically receives and reviews information about the creditworthiness of securities dealers and banks which enter into repurchase agreements with the Funds.

No more than 15% of a Fund's net assets will be invested at any one time in repurchase agreements of more than seven days' duration and in other investments which are considered not readily marketable by the staff of the SEC or the Board.

Borrowing. A Fund may not borrow money in excess of 33 1/3% of the value of its total assets. In addition, no Fund may purchase investment securities while an outstanding borrowing exceeds 5% of the Fund's net assets.

STATEMENT OF ADDITIONAL INFORMATION

Exchange-traded funds. Each Fund may invest in exchange-traded funds ("ETFs"), which are investment portfolios that invest directly in underlying instruments. ETFs typically are index funds that seek to track the performance or dividend yield of specific indexes or companies in related industries. These indexes may be broad-based, sector-based or international. A Fund typically will invest in ETFs as a cash equitization tool when it has uninvested cash and there is a shortage of direct investments available.

Investments in ETFs are subject to the risk of investments in other investment companies. Investing in ETFs, as with other investment companies, involves substantially the same risks as investing directly in the underlying instruments, but also involves expenses at the fund level, such as portfolio management fees and operating expenses. These expenses are in addition to the fees and expenses of the fund itself, which may lead to duplication of expenses while the fund owns another investment company's shares. In addition, investing in ETFs involves the risk that they will not perform in exactly the same fashion, or in response to the same factors, as the underlying instruments or index. To the extent a Fund invests in ETFs that are professionally managed, its performance will also depend on the investment and research abilities of the ETFs investment manager.

Master limited partnerships. Each Fund may, to the extent permitted by its investment objective, invest in master limited partnerships in oil, gas or mineral exploration or development programs, including pipelines. Among other things, the risks associated with investments in interests in oil, gas, or other mineral exploration or development programs include the risk of limited liquidity, so that the Fund could have difficulty selling such investments at an acceptable price when it wants to sell them, and the risk that the values of such investments may be more volatile than other investments. No Fund intends to invest more than 5% of its assets in master limited partnerships.

Real estate investment trusts. Each Fund may invest in real estate investment trusts ("REITs"), which are pooled investment vehicles that invest primarily in income-producing real estate or real estate related loans or interests (such as mortgages). The real estate properties in which REITs invest typically include properties such as office buildings, retail and industrial facilities, hotels, apartment buildings and healthcare facilities. Typically, a Fund will invest in publicly-traded REITs listed on national securities exchanges. The yields available from investments in REITs depend on the amount of income and capital appreciation generated by the related properties.

Investments in REITs are subject to the risks associated with direct ownership in real estate, including economic downturns that have an adverse effect on real estate markets. A REIT may be affected by changes in the value of the underlying property owned by such REIT or by the quality of any credit extended by the REIT. Like regulated investment companies, REITs are not taxed on income distributed to shareholders provided they comply with several requirements of the Internal Revenue Code of 1986, as amended (the "Code"). REITs are dependent on management skills, are not diversified (except to the extent the Code requires), and are subject to the risks of financing projects. REITs are also subject to interest rate risks. By investing in a REIT, a Fund will indirectly bear its proportionate share of any expenses paid by the REIT in addition to the expenses of the Fund. REITs are subject to the risk of default by borrowers, self-liquidation, and the possibility that the REIT may fail to qualify for the exemption from tax for distributed income under the Code.

Lending Securities. Each Fund can increase its income through securities lending by investing the cash collateral deposited by the borrower in short-term interest bearing obligations that meet the Fund's credit quality requirements and investment policies. As with any extension of credit, however, there are risks of delay in recovery of the loaned securities and collateral should a borrower fail financially.

A significant portion of a Fund's loan transactions may be with only one or a few institutions at any given time. This practice can increase the risk to the Fund should a borrower fail.

Apart from lending its securities and acquiring debt securities, the Fund will not make loans to other persons.

DISCLOSURE OF PORTFOLIO HOLDINGS

Each Fund's Board of Directors has adopted a policy for the Fund generally prohibiting the release of portfolio holdings information to any person except in limited circumstances or as required by law. Approximately 5 weeks following the end of each quarter, each Fund provides a listing of its 10 largest portfolio holdings, as well as other Fund information, on the Fund's website at www.guardianinvestor.com. Once posted on the website, this information is also available free of charge by calling 1-800-221-3253. In addition, each Fund files its complete portfolio holdings with the SEC on a semi-annual basis on Form N-CSR and within 60 days following the Funds' first and third fiscal quarters on Form N-Q. A link to each Fund's portfolio holdings information is accessible on the Fund's website. Portfolio holdings information is updated when the Fund files its next report on Form N-CSR or Form N-Q.

GIAC FUNDS, INC.

Portfolio holdings information may be provided pursuant to regulatory request or for other legitimate business purposes only with the prior authorization of the Chief Compliance Officer. The Fund's investment adviser or sub-adviser, transfer agent and custodian, financial printers, auditors, proxy voting service providers and pricing services, may be provided with the Fund's portfolio holdings information only to the extent necessary to perform services under their agreements with the Fund. If the Fund's portfolio holdings are released pursuant to an arrangement with these parties or any other party, the Fund must have a legitimate business purpose for doing so, and neither the Fund nor its affiliates may receive any compensation in connection with an arrangement to make available information about the Fund's portfolio holdings. In addition, the receiving party must sign a written confidentiality agreement that provides that the recipient may not: (1) disclose portfolio holdings information to third parties; (2) trade on such information; and (3) use such information for any purposes whatsoever other than for the purposes for which such information was furnished. The party receiving such information also must have procedures in place to prevent the disclosure or misuse of such information.

From time to time, a Fund may arrange to release portfolio holdings information to certain organizations following the filing of the Fund's most recent Form N-CSR or Form N-Q. The Funds have authorized State Street Bank and Trust Company, the Funds' custodian, to transmit a list of each Fund's portfolio holdings to the following independent statistical, rating and ranking organizations: Standard and Poor's Ratings Group, Lipper Inc., Morningstar and Thomson Financial. In addition, the following organizations may receive portfolio holdings information from time to time in advance of the filing of the Fund's Form N-CSR or Form N-Q, in order to perform services for a Fund:

  (1)  State Street Bank and Trust Company, custodian

  (2)  Ernst & Young LLP, independent registered public accounting firm

  (3)  Institutional Shareholder Services, Inc., proxy voting service

  (4)  FT Interactive Data, pricing service

  (5)  Merrill Corp., financial printer

  (6)  R.R. Donnelley & Sons, financial printer

  (7)  Hewitt Associates, 401(K) plan administrator

If portfolio holdings information is to be released to these organizations or any other third party prior to the filing of the Fund's Form N-CSR or Form N-Q, the Fund must obtain a confidentiality agreement from that party prior to the release of such information, as described above. There is no lag time required prior to the release of such information to these organizations.

The Fund's portfolio holdings information may also be released to the Fund's Directors and to the law firm representing the Disinterested Directors, in conjunction with their review of the Fund's shareholder reports, approximately 5-7 business days prior to publication of the reports. In addition, aggregated portfolio holdings information that does not specifically identify the Fund may be provided to certain parties for statistical analysis and research purposes.

Employees having access to non-public portfolio holdings information must acknowledge receipt of the Fund's policies and procedures with respect to disclosure of portfolio holdings information and to certify annually that they have (1) read the policies and procedures and (2) agree to comply with them. The policies and procedures of GIS provide that employees of GIS have a fiduciary duty not to trade on the basis of material nonpublic information and they may not disclose any material nonpublic information they possess. Information about portfolio holdings of the Guardian Funds and other clients must be kept strictly confidential. With limited exceptions, noted below, such information may not be disclosed to any person outside of Guardian. Portfolio holdings information may be shared with employees strictly on a "need-to-know" basis. Portfolio holdings information may be disclosed to service providers and rating agencies only in accordance with the Fund's policies and procedures with respect to disclosure of such information. Portfolio holdings information may be provided pursuant to regulatory request or for other legitimate business purposes with the prior approval of the Chief Compliance Officer. No compensation or other consideration may be received by GIS, its affiliates, or any other party in connection with disclosure of information regarding a Fund's portfolio holdings. The Fund's policies and procedures with respect to the release of non-public portfolio holdings information are subject to periodic review by the Chief Compliance Officer, including a review with the Board of any conflicts of interest in the disclosures made in accordance with the policy and any exceptions granted under the policy. Exceptions to the policy may not be made, however, unless the Chief Compliance Officer, in consultation with the Board, determines that providing the portfolio holdings information is consistent with the best interests of shareholders.

STATEMENT OF ADDITIONAL INFORMATION

PORTFOLIO TRANSACTIONS AND BROKERAGE

Guardian Baillie Gifford Limited ("GBG") serves as investment adviser of the International Fund and Emerging Markets Fund in accordance with agreements between the Company and GBG. Pursuant to sub-investment management agreements with GBG, BG Overseas serves as the sub-investment adviser to the International and Emerging Markets Funds. Guardian Investor Services LLC ("GIS") serves as investment adviser of the Small Cap Stock Fund. (GBG, BG Overseas and GIS are collectively referred to as the "Advisers"). GIS and, subject to the monitoring of GBG, BG Overseas, are responsible for decisions relating to the purchase and sale of securities for the respective Funds, the timing of such purchases and sales, the selection of brokers and dealers to effect transactions and the negotiation of any brokerage commissions. GIS and BG Overseas intend to effect portfolio transactions for the Funds through dealers, underwriters, or brokers through whom they believe they will obtain the best price and execution available. In connection with over-the-counter transactions, GIS and BG Overseas will attempt to deal with a primary market maker except where they believe better prices and execution are available elsewhere.

In allocating portfolio transactions to different brokers, consideration is given to brokers which GIS and BG Overseas believe can obtain the best price and execution of orders, and to brokers who furnish statistical data, research and other factual information. GIS and BG Overseas are authorized to pay a commission in excess of that which another broker may charge for effecting the same transaction if they consider that the commissions paid for brokerage, research services and other statistical data are appropriate and reasonable for the services rendered. Research services provided by brokers through whom the Funds effect securities transactions may be used by GIS or BG Overseas in servicing all of its accounts, and not all such services may be used by GIS or BG Overseas in connection with the Funds. Examples of such research services include written or oral research reports regarding the economy, industries, political developments, securities, pricing and appraisal services, credit analyses, risk analyses and other analyses. Since the research material must be reviewed and analyzed and reviewed by each investment adviser's staff, its receipt does not tend to reduce expenses, but may be beneficial in supplementing the investment adviser's research and analysis. Any investment advisory or other fees paid by a Fund to its adviser are not reduced as a result of the investment adviser's receipt of research services.

If GIS or BG Overseas receives a service from a broker that has both a research and non-research use, the investment adviser will make a good faith allocation between the research and non-research uses of the service. The portion of the service that has a research purpose may be paid for with Fund commissions, and the portion of the service that has a non-research purpose will be paid for by the investment adviser with its own funds. Although GIS and BG Overseas face a potential conflict of interest in making this good faith allocation, they believe that the allocation procedures are designed to appropriately allocate the anticipated use of such services.

For the years ended December 31, 2003, 2004 and 2005, the International Fund paid brokerage commissions of $205,553, $151,926 and $143,519, respectively. For the years ended December 31, 2003, 2004 and 2005, the Emerging Markets Fund paid brokerage commissions of $165,442, $252,453 and $219,739, respectively. For the years ended December 31, 2003, 2004 and 2005, the Small Cap Stock Fund paid brokerage commissions of $1,641,115, $1,784,586 and $1,339,440, respectively. Neither GBG, BG Overseas nor GIS will participate in commissions paid by the Funds to other brokers or dealers and neither party will knowingly accept any reciprocal business directly or indirectly as a result of paying commissions to other brokers or dealers.

Portfolio turnover rates for the International Fund for the years ended December 31, 2003, 2004 and 2005 were 41%, 24% and 28%, respectively. For the Emerging Markets Fund, the rates were 71%, 75% and 41%, respectively. For the Small Cap Stock Fund, the rates were 107%, 125% and 133%, respectively.

DIRECTORS AND OFFICERS

As a Maryland Corporation, the Company is managed by its Board of Directors. The directors meet regularly to review each Fund's investments, performance, expenses and other business affairs. The directors also elect the officers. The Board currently consists of eight directors, five of whom are not "interested persons" of the Company within the meaning of the 1940 Act (the "Disinterested Directors"). These Disinterested Directors are also members of the Audit Committee and the Nominating and Governance Committee of the Board. The Audit Committee is responsible for the selection and evaluation of the independent accountants for the Company to be recommended to the Board and has oversight responsibility for the integrity of the Company's financial reporting process and internal controls regarding finance and accounting. The Audit Committee is also responsible for monitoring the independence and performance of the Company's independent accountants. The Directors have adopted a written charter for the Committee. During the year ended December 31, 2005, the Audit Committee met five times. The Nominating and Governance Committee is responsible for recommending to the Board those persons to be nominated for election as Independent Directors and oversees the administration of the Funds' Governance Procedures and Guidelines. The Funds do not hold regular annual meetings of shareholders, but may from time to

GIAC FUNDS, INC.

time schedule special meetings. Shareholders wishing to submit the name of a candidate for consideration as a Board member by the Committee should submit their recommendation(s) in writing to the Secretary of the Funds. Such submission should include information about the candidate that would be required to be included in a proxy statement. During the year ended December 31, 2005, the Nominating and Governance Committee met six times.

The directors and officers of the Company are listed below, together with information about their principal occupations during the past five years and certain other current affiliations. The business address of each director and officer is 7 Hanover Square, New York, New York 10004 unless otherwise noted below. The "Guardian Fund Complex" referred to in this biographical information is comprised of (1) the Company, (2) The Guardian Variable Contract Funds, Inc. (a series fund consisting of The Guardian Stock Fund, The Guardian VC Asset Allocation Fund, The Guardian VC Low Duration Bond Fund, The Guardian VC 500 Index Fund, The Guardian VC High Yield Bond Fund, The Guardian UBS VC Large Cap Value Fund and The Guardian UBS VC Small Cap Value Fund), (3) The Guardian Bond Fund, Inc., (4) The Guardian Cash Fund, Inc. and (5) The Park Avenue Portfolio (a series trust consisting of The Guardian Park Avenue Fund, The Guardian S&P 500 Index Fund, The Guardian Cash Management Fund, The Guardian Investment Quality Bond Fund, The Guardian Low Duration Bond Fund, The Guardian Tax-Exempt Fund, The Guardian Baillie Gifford International Growth Fund, The Guardian Baillie Gifford Emerging Markets Fund, The Guardian Park Avenue Small Cap Fund, The Guardian Asset Allocation Fund, The Guardian High Yield Bond Fund, The Guardian UBS Large Cap Value Fund and The Guardian UBS Small Cap Value Fund).

Interested Directors*

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex Overseen by Director	Other Directorships
Arthur V. Ferrara (1930)	Director	Since 1994	Retired. Director and former Chairman of the Board and Chief Executive Officer, The Guardian Life Insurance Company of America. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Director of various mutual funds sponsored by Gabelli Asset Management.

Leo R. Futia (1919)	Director	Since 1994	Retired. Director and former Chairman of the Board and Chief Executive Officer, The Guardian Life Insurance Company of America. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	None.

Dennis J. Manning (1947)	Director	Since 2003	President and Chief Executive Officer, The Guardian Life Insurance Company of America since 1/03; President and Chief Operating Officer, 1/02 to 12/02; Executive Vice President and Chief Operating Officer, 1/01 to 12/01; Executive Vice President, Individual Markets and Group Pensions, 1/99 to 12/00. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Director of The Guardian Life Insurance Company of America and The Guardian Insurance & Annuity Company, Inc. Manager, Guardian Investor Services LLC and Park Avenue Securities LLC. Director of various Guardian Life
					subsidiaries.

*  "Interested" Director means one who is an "interested person" under the Investment Company Act of 1940 by virtue of a current or past position with Guardian Life, the indirect parent company of GIS, the investment adviser of certain Funds in the Guardian Fund Complex.

†  There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

STATEMENT OF ADDITIONAL INFORMATION

Disinterested Directors

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex Overseen by Director	Other Directorships
Kathleen C. Cuocolo (1952)	Director	Since 11/16/05	Principal, Cuocolo Associates (corporate governance and operations consulting firm), 2003 to present; Executive Vice President, State Street Corporation, prior thereto. Employed by State Street Corporation in various capacities since 1982. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Chairman, Board of Directors, Select Sector S&P Depository Receipts Series Trust (9 exchange traded funds), 1999 to present; Director, World Markets PLC (global performance and analytics company), 2002 to present; Director, The China Fund, Inc., 2001 to 2003; Board of Advisors, Venturi Aeration, Inc. (water remediation services), 2001 to present; Board of Advisors, Inter-Unity Group (systems optimization consulting firm), 2003 to present.

Frank J. Fabozzi, Ph.D. (1948)	Director	Since 1994	Adjunct Professor of Finance, School of Management — Yale University, 2/94 to present; Editor, Journal of Portfolio Management. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Director (Trustee) of various closed-end investment companies sponsored by BlackRock Financial Management. Director of BlackRock Funds 47 funds).

William N. Goetzmann, Ph.D. (1956)	Director	Since 11/16/05	Edwin J. Beinecke Professor of Finance and Management Studies, Yale School of Management, 7/94 to present; Director, International Center for Finance, Yale School of Management, 7/99 to present; Visiting professor, Harvard Business School, 7/05 to present. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Member of the Board of Directors of the Commonfund.

†  There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

GIAC FUNDS, INC.

Disinterested Directors

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex Overseen by Director	Other Directorships
Anne M. Goggin, Esq. (1948)	Director	Since 2004	Attorney at law in private practice since 8/04; Partner, Edwards and Angell, LLP, 4/04 to 8/04; Chief Counsel, Metropolitan Life Insurance Company, 6/00 to 12/03; Senior Vice President and General Counsel, New England Life Insurance Company, 6/00 to 12/03; Chairman, President and Chief Executive Officer, MetLife Advisors LLC, 6/99 to 12/03; Chairman of the Board, Metropolitan Series Fund, 1/02 to 12/03; Chairman of the Board, New England Zenith Fund, 6/99 to 12/03. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	None.

William W. Hewitt, Jr. (1928)	Director	Since 1991	Retired. Former Executive Vice President, Shearson Lehman Brothers, Inc. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	None.

Sidney I. Lirtzman, Ph.D. (1930)	Director	Since 1991	Emanuel Saxe Emeritus Professor of Management, Zicklin School of Business, Baruch College, City University of New York since 11/04; Emanuel Saxe Professor of Management 9/96 to 10/04; Dean from 10/95 to 9/02; Interim President 9/99 to 9/00. President, Fairfield Consulting Associates, Inc. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Director, since 6/01 Youthstream, Inc. Member, Advisory Board of Directors, New York City Independent Budget Office 5/98 to 5/01.

Steven J. Paggioli (1950)	Director	Since 11/16/05	Independent consultant on investment company matters since 7/01; Executive Vice President, Director and Principal of The Wadsworth Group (administration, consulting and executive search firm) prior thereto. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Trustee and Audit Committee Member, Managers Funds and Managers AMG Funds (36 portfolios), 6/90 to present; Trustee, Professionally Managed Portfolios (20 portfolios), 5/91 to present; Advisory Board Member, Sustainable Growth Advisers, LP, 10/02 to present.

†  There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

STATEMENT OF ADDITIONAL INFORMATION

Disinterested Directors

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex Overseen by Director	Other Directorships
Robert G. Smith, Ph.D. (1932)	Director	Since 1991	Chairman and Chief Executive Officer, Smith Affiliated Capital Corp. since 4/82. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Governor appointments as Director of New York Health Care Reform Act Charitable Organization and Nassau County Interim Finance Authority. Senior private member of the New York State Financial Control Board for New York City. Senior Director for the New York State Comptroller's Investment Advisory Committee for State Pension Funds (Commonfund).

†  There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

GIAC FUNDS, INC.

Officers

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex for which Officer Serves
Joseph A. Caruso (1952)	Executive Vice President and Secretary	Since 1992	Director, Executive Vice President and Corporate Secretary, The Guardian Life Insurance Company of America, since 4/2006; Director, Senior Vice President and Corporate Secretary, since 1/05; Senior Vice President and Corporate Secretary, The Guardian Life Insurance Company of America since 1/01; Vice President and Corporate Secretary prior thereto. Director, Senior Vice President and Secretary, The Guardian Insurance & Annuity Company, Inc. Manager, Senior Vice President and Corporate Secretary, Guardian Investor Services LLC. Director, Senior Vice President and Secretary, Park Avenue Life Insurance Company; Manager, Park Avenue Securities LLC; Senior Vice President and Secretary of Guardian Baillie Gifford Limited, and all of the mutual funds within the Guardian Fund Complex. Director and Officer of various Guardian Life subsidiaries.	25

Richard A. Cumiskey (1960)	Chief Compliance Officer	Since 2002	Second Vice President, Equity Administration and Oversight, The Guardian Life Insurance Company of America since 1/01; Assistant Vice President, Equity Administration and Oversight prior thereto. Senior Vice President and Chief Compliance Officer of The Guardian Insurance & Annuity Company, Inc. and Guardian Investor Services LLC since 4/04; Second Vice President and Compliance Officer prior thereto. Chief Compliance Officer of all of the mutual funds within the Guardian Fund Complex.	25

Manind V. Govil (1969)	Managing Director	Since 2005	Managing Director and Head of Equity Investments at The Guardian Life Insurance Company of America since 8/05; Lead Portfolio Manager — Large Cap Blend/Core Equity, Co-Head of Equities and Head of Equity Research at Mercantile Capital Advisers since 2001; Lead Portfolio Manager — Core Equity at Mercantile Capital Advisers prior thereto. Officer of various mutual funds within the Guardian Fund Complex.	23

Edward H. Hocknell c/o Baillie Gifford Overseas, Limited 1 Greenside Row Edinburgh, EH1 3AN, Scotland (1960)	Vice President	Since 1997	Partner, Baillie Gifford & Company. Director, Baillie Gifford Overseas Limited. Officer of various mutual funds within the Guardian Fund Complex.	16

R. Robin Menzies c/o Baillie Gifford Overseas, Limited 1 Greenside Row Edinburgh, EH1 3AN, Scotland (1952)	Vice President	Since 1991	Partner, Baillie Gifford & Company. Director, Baillie Gifford Overseas Limited. Director, Guardian Baillie Gifford Limited. Trustee, Baillie Gifford Funds, Inc. (2 funds). Officer of various mutual funds within the Guardian Fund Complex.	16

Nydia Morrison (1958)	Controller	Since 2003	Director, Mutual Fund Reporting, The Guardian Life Insurance Company of America since 5/04; Manager prior thereto. Officer of all of the mutual funds within the Guardian Fund Complex.	25

Frank L. Pepe (1942)	Vice President and Treasurer	Since 1995	Vice President and Equity Controller, The Guardian Life and Treasurer Insurance Company of America. Senior Vice President and Controller, The Guardian Insurance & Annuity Company, Inc. since 4/04; Vice President and Controller prior thereto. Senior Vice President and Controller, Guardian Investor Services LLC. Vice President and Treasurer of all of the mutual funds within the Guardian Fund Complex.	25

†  There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

STATEMENT OF ADDITIONAL INFORMATION

Officers

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex for which Officer Serves
Richard T. Potter, Jr. (1954)	Vice President and Counsel	Since 1992	Insurance Company of America. Senior Vice President and Counsel, The Guardian Insurance & Annuity Company, Inc. and Guardian Investor Services LLC since 4/04; Vice President and Counsel prior thereto. Vice President and Counsel of Park Avenue Securities LLC and all of the mutual funds within the Guardian Fund Complex.	25

Robert A. Reale (1960)	Managing Director	Since 2001	Managing Director, The Guardian Life Insurance Company of America, The Guardian Insurance & Annuity Company, Inc. and Guardian Investor Services LLC since 3/01; Second Vice President 10/99 to 2/01. Assistant Vice President, Metropolitan Life prior thereto. Officer of all of the mutual funds within the Guardian Fund Complex.	25

Thomas G. Sorell (1955)	President	Since 2003	Executive Vice President and Chief Investment Officer, The Guardian Life Insurance Company of America since 1/03; Senior Managing Director, Fixed Income Securities since 3/00; Vice President, Fixed Income Securities prior thereto. Managing Director, Investments: Park Avenue Life Insurance Company. President of all of the mutual funds within the Guardian Fund Complex.	25

Donald P. Sullivan, Jr. (1954)	Vice President	Since 1995	Vice President, Equity Administration, The Guardian Life Insurance Company of America. Vice President, The Guardian Insurance & Annuity Company, Inc. and Guardian Investor Services LLC. Officer of all of the mutual funds within the Guardian Fund Complex.	25

Matthew P. Ziehl (1967)	Managing Director	Since 2002	Managing Director, The Guardian Life Insurance Company of America since 1/02; prior thereto, Team Leader, Salomon Brothers Asset Management, Inc. from 1/01 to 12/01; Co-Portfolio Manager, prior thereto. Officer of various mutual funds within the Guardian Fund Complex.	16

†  There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

Compensation Table*
Disinterested Directors

Name	Aggregate Compensation from the Company**	Accrued Pension or Retirement Benefits Paid by the Company	Estimated Annual Benefits Upon Retirement	Total Compensation from the Company and Other Members of the Guardian Fund Complex**
Frank J. Fabozzi	$7,924	N/A	N/A	$80,000
Anne M. Goggin	$7,924	N/A	N/A	$80,000
William W. Hewitt, Jr.	$7,924	N/A	N/A	$80,000
Sidney I. Lirtzman	$8,667	N/A	N/A	$87,500
Robert G. Smith	$9,409	N/A	N/A	$95,000
Kathleen C. Cuocolo	$1,255	N/A	N/A	$12,583
William N. Goetzmann	$1,205	N/A	N/A	$12,083
Steven J. Paggioli	$1,255	N/A	N/A	$12,583

*  Directors who are "interested persons" of the Company are not compensated by the Company.

**  Includes compensation paid to attend meetings of the Board's Audit and Nominating and Governance Committees.

GIAC FUNDS, INC.

Interested Directors

Name	Aggregate Compensation from the Company	Accrued Pension or Retirement Benefits Paid by the Company	Estimated Benefits Upon Retirement	Total Compensation from the Portfolio and Other Members of the Fund Complex
Arthur V. Ferrara	$0	N/A	N/A	$0
Leo R. Futia	$0	N/A	N/A	$0
Dennis J. Manning	$0	N/A	N/A	$0

The following table sets forth the dollar range of equity securities in the Funds beneficially owned by a Director, and, on an aggregate basis, in all registered investment companies overseen by a Director in the Guardian Fund Complex as of December 31, 2005.

Director Share Ownership Table

Name of Director	Dollar Range of Equity Securities in the Funds (3)	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Director in Guardian Fund Complex (25)
Frank J. Fabozzi	$0	$50,001 – $100,000
Arthur V. Ferrara	$0	Over $100,000
Leo R. Futia	$0	Over $100,000
William N. Goetzmann	$0	$10,001 – $50,000
Anne M. Goggin	$0	$10,001 – $50,000
William W. Hewitt, Jr.	$0	$10,001 – $50,000
Sidney I. Lirtzman	$0	$10,001 – $50,000
Dennis J. Manning	$0	Over $100,000
Steven J. Paggioli	$0	$10,001 – $50,000
Robert G. Smith	$0	$10,001 – $50,000

Because GIS is wholly owned by Guardian Life, a mutual insurance company, no Director owns any securities in GIS or any entity in a control relationship to GIS.

All issued and outstanding shares of the Funds are legally owned by affiliates of Guardian Life including The Guardian Insurance & Annuity Company, Inc. ("GIAC"), a wholly owned subsidiary of Guardian Life, which holds shares either directly or for the benefit of contractowners of the variable annuity and variable life insurance contracts issued by GIAC.

The Funds permit "Access Persons" as defined by Rule 17j-1 under the 1940 Act to engage in personal securities transactions, subject to the terms of the Codes of Ethics ("Ethics Policies") that have been adopted by the Company's Board. Access Persons are required to follow the guidelines established by the Ethics Policies in connection with all personal securities transactions and are subject to certain prohibitions on personal trading. The Funds' Advisers and Sub-Adviser, pursuant to Rule 17j-1 and other applicable laws, and pursuant to the terms of the Ethics Policies, must adopt and enforce their own Code of Ethics appropriate to their operations. The Funds' Board is required to review and approve the Codes of Ethics for the Advisers and the Sub-Adviser. The Advisers and the Sub-Adviser are also required to report to the Funds' Board on a quarterly basis with respect to its compliance with the requirements of Rule 17j-1, including any material violations thereof which may potentially affect the Funds.

The Company's officers and directors had an aggregate interest of less than 1% in the Funds' outstanding shares as of April 1, 2006.

PORTFOLIO MANAGERS

As described in the prospectus, each Fund pays to GIS or GBG, as applicable, a management fee based on a percentage of the Fund's average daily net assets. GBG pays a portion of its management fee to BG Overseas, for sub-advisory services to the International and Emerging Markets Funds. The portfolio managers are generally paid out of the resources, including the management fees paid by the Fund, of the Fund's adviser or sub-adviser, and are not paid from any assets of the Funds or any other managed account. In the case of the Funds managed by GIS, portfolio managers are paid by Guardian Life, with a portion of the total available compensation pool allocated to Guardian Life and GIS, respectively, based on each of those company's assets under management.

STATEMENT OF ADDITIONAL INFORMATION

A Fund's portfolio managers often manage multiple portfolios for multiple clients. These accounts may include other mutual funds and accounts managed for insurance companies and other institutions. In the case of BG Overseas, these other accounts may also include assets for high net worth individuals, pension funds, collective investment trusts, offshore funds, hedge funds and other types of accounts. For portfolio managers of GIS, a significant portion of their portfolio management responsibility is managing the assets of Guardian Life's general account, a pool of mainly fixed income assets that supports the death benefit, claims and other obligations underlying Guardian-issued life, health, disability and other insurance policies (the "Guardian Assets"). The simultaneous management of multiple portfolios potentially could give rise to conflicts of interest, as discussed herein.

The discussion that follows includes: (i) a description of the compensation structure applicable to the portfolio managers of GIS and BG Overseas; (ii) information about each portfolio manager's investment in the Fund(s) for which the manager has day-to-day responsibility; (iii) other accounts managed by the portfolio managers; and (iv) a description of potential conflicts of interest that may arise with respect to a portfolio manager's management of the Funds.

Compensation Structure

Guardian Investor Services LLC. The compensation paid to portfolio managers is comprised of both base salary and incentive compensation. The base salary is generally a fixed amount based on the individual's experience and expertise and is reviewed annually. The purpose of the incentive compensation plan is to provide portfolio managers with incentive awards that are tied directly to the performance of the mutual funds and portfolios for which they are responsible. The incentive component can be a significant portion of their total compensation. For the mutual funds, the incentive compensation rewards favorable performance of the mutual funds relevant to peers and positive excess return versus appropriate benchmark indices. For the other portfolios, the incentive compensation rewards favorable performance relative to customized benchmark indices.

The mutual fund performance criteria are generally tied to both a peer component and index component. The peer component is based on the Fund's performance relative to the appropriate peer group in the universe of mutual funds as determined by Lipper, Inc., an independent mutual fund rating and ranking organization. Beginning with fiscal year 2005 and going forward, incentive compensation takes into account performance measured over rolling one- and three-year periods, with a phase-in period. Generally, incentive compensation for a portfolio manager is warranted for performance better than the 60th percentile relative to the Lipper peer group. The index component is based on whether the Fund's performance exceeds the performance of its benchmark index. The incentive compensation calculation for a given portfolio manager is based on appropriate weightings that reflect that manager's roles and responsibilities with respect to management of the mutual funds and other portfolios. For equity assets, management of the Funds accounts for substantially all of the calculation; for fixed income assets, the calculation is divided between management of the Guardian Assets and the Funds, respectively. Although under normal circumstances the Guardian Assets substantially exceed those of the Funds, for purposes of the calculation, management of the Funds accounts for approximately 50% or more of a manager's incentive compensation. In determining the actual incentive award to an individual portfolio manager, senior management may increase or decrease the award in its discretion based on the manager's contribution to performance and other factors.

Under the terms of a non-qualified deferred compensation plan (the "plan"), portfolio managers must make a mandatory contribution to the plan of their incentive compensation that exceeds a certain dollar amount. For fiscal year 2005, Guardian Life contributed an additional amount to the amount deferred. Portfolio managers may allocate the deferred compensation among any of the Funds managed by GIS, which may or may not include the Fund(s) for which the portfolio manager is responsible. The deferred compensation is notionally invested, meaning it is accounted for as though it were invested in the designated Funds but is not actually so invested. The deferred compensation vests after three years.

Baillie Gifford Overseas Limited. Mr. Menzies and Mr. Hocknell are partners of BG Overseas. As such, they each receive a base salary and a share of the partnership profits. The profit share is calculated as a percentage of total partnership profits based on seniority, role within BG Overseas and length of service. The basis for the profit share is detailed in the Baillie Gifford Partnership Agreement. The main staff benefits such as pension plans are not available to partners, who provide for those benefits from their own personal funds.

GIAC FUNDS, INC.

Other Accounts. The following table provides information about other accounts managed by portfolio managers as of December 31, 2005:

Name	Type of Account*	# of Accounts	Total Assets in Accounts as of 12/31/04	Number of Accounts Where Advisory Fee is Based on Account Performance	Total Assets in Accounts Where Advisory Fee is Based on Account Performance
Edward Hocknell	a	1	$175.4 million	0	0
	b	0	0	0	0
	c	0	0	0	0
Robin Menzies	a	1	$63.8 million	0	0
	b	0	0	0	0
	c	0	0	0	0
Matthew Ziehl	a b	1 2	$167.6 million $2.6 million	0 0	0 0
	c	0	0	0	0

*  Key: (a) = Registered investment companies; (b) = Other pooled investment vehicles†; (c) = Other accounts

†  The portfolio managers of GIS serve as sector specialists with respect to Guardian Assets.

‡ Approximate; also includes wrap model as one account.

Conflicts of Interest

Guardian Investor Services LLC. Portfolio managers for the Funds typically manage other portfolios with investment objectives and strategies that are similar to those of the Funds. In general, the other portfolios are managed using the same investment models that are used in connection with the management of the Funds. Accordingly, Fund portfolio managers often make investment decisions and place trades for other accounts that are similar to those made for the Funds due to the similarities in their investment objectives and strategies. On the other hand, portfolio managers may purchase or sell securities for one portfolio and not another, as appropriate, or may place transactions on behalf of other accounts that are directly or indirectly contrary to investment decisions made on behalf of a Fund. Depending on market conditions, any of these actions could have a potential adverse impact on a Fund. Because the Funds' portfolio managers manage assets for other accounts, the potential exists that a portfolio manager could have an incentive to devote an unequal amount of time and attention to the management of a Fund as compared to the time and attention the manager spends on other accounts. GIS could also be perceived as having a conflict of interest if GIS or any of its affiliates has an investment in an account that is materially larger than its investment in a Fund. To address these and other potential conflicts of interest, GIS has adopted trade allocation policies and procedures, including procedures for allocation of initial public offerings, and has monitoring procedures for compliance with each Fund's investment policies and with the Code of Ethics of the Funds and GIS. In addition, GIS periodically reviews each portfolio manager's overall responsibilities to evaluate whether the manager has adequate resources to effectively manage multiple portfolios in a manner that treats all clients fairly.

Baillie Gifford Overseas Limited. BG Overseas manages potential conflicts between funds or with other types of accounts through allocation policies and procedures, and internal review processes. BG Overseas has developed trade allocation systems and controls to ensure that no one client, regardless of type, is intentionally favored at the expense of another. Allocation policies are designed to address potential conflicts in situations where two or more funds or accounts participate in investment decisions involving the same securities.

Beneficial Ownership of Fund Shares. The portfolio managers may allocate their personal investments among various Funds as appropriate given their own investment needs. Certain portfolio managers beneficially own shares of the Fund(s) for which the manager has primary day-to-day responsibility. None of the Funds' portfolio managers owned any shares of a Fund for which they have primary day-to-day responsibility as of December 31, 2005.

INVESTMENT ADVISERS, SUB-INVESTMENT ADVISER AND DISTRIBUTOR

The Adviser — International Fund and Emerging Markets Fund: Guardian Baillie Gifford Limited. The Adviser, an investment management company registered as a corporation under the laws of Scotland, was formed in November 1990 through a joint venture between GIAC and BG Overseas, a company wholly owned by Baillie Gifford & Co. GIAC owns 51% of the voting shares of the Adviser and may be deemed to be in control of the Adviser. BG Overseas owns the remaining 49% of such shares. The Adviser is registered in the United States with the SEC as an investment adviser under the Investment Advisers Act of 1940 and in the United Kingdom is regulated by the FSA. BG Overseas also serves as sub-investment adviser to the Funds (see below).

STATEMENT OF ADDITIONAL INFORMATION

Pursuant to Investment Management Agreements ("Management Agreements") between the Adviser and the Company, and subject to the monitoring and supervision of the Company's Board of Directors, the Adviser is responsible for the overall investment management of the Funds' portfolios. Under the terms of the Management Agreements, the Adviser is responsible for all decisions to buy and sell securities for the Funds, furnishes the Board with recommendations with respect to the Funds' investment policies, provides the Board with regular reports pertaining to the implementation and performance of such policies, and maintains certain books and records as required by the 1940 Act and by any other applicable laws and regulations. The Adviser has, in turn, entered into sub-investment management agreements with BG Overseas appointing the latter as sub-investment adviser and delegating to BG Overseas much of the day-to-day management responsibilities for the portfolios of the Funds (see "The Sub-Adviser: Baillie Gifford Overseas Limited" below).

The Management Agreements were approved by the Company's Board of Directors (including a majority of the directors who are not parties to the Management Agreements or "interested persons" of the Company or of the Adviser) and will continue in full force and effect from year to year, provided their continuance is specifically approved at least annually, by vote of a majority of the Fund's outstanding voting shares or, by vote of the Company's Board of Directors, including a majority of the Disinterested Directors who are not parties to the Management Agreements, cast in person at a meeting called for the purpose of voting on such continuance.

The Management Agreements provide that the Funds shall pay the Adviser a monthly fee at an annual rate of 0.80% of the average daily net assets of the International Fund and 1.00% of the average daily net assets of the Emerging Markets Fund for the services rendered, the facilities furnished and the expenses assumed by the Adviser. A portion of this fee is payable by the Adviser to BG Overseas as compensation for the services of BG Overseas as sub-investment adviser to the Funds as more fully described below. For the years ended December 31, 2003, 2004 and 2005, the International Fund paid the Adviser a total of $1,349,968, $1,544,462 and $1,532,907 in fees, respectively. For the years ended December 31, 2003, 2004 and 2005, the Emerging Markets Fund paid the Adviser a total of $384,255, $614,898 and $920,065, respectively, in fees.

The Management Agreements provide that neither the Adviser, nor any of its officers, directors, or employees shall be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which the Management Agreements relate, except for loss resulting from willful misfeasance or misconduct, willful default, bad faith, or gross negligence in the performance of its or his /her duties on behalf of the Funds or from reckless disregard by the Adviser or any such person of the duties of the Adviser under the Management Agreements.

The Management Agreements may be terminated, without penalty, at any time by either party upon 60 days' written notice and will terminate automatically upon their assignment. In addition, either party may terminate the Management Agreements immediately in any of the following situations: (1) the other party commits any material breach of its obligations under the Agreement which, if curable, is not remedied within 30 days; (2) the dissolution of the other party; or (3) the termination or expiration of the joint venture agreement between GIAC and BG Overseas.

In the event that the Management Agreements are terminated and unless they are replaced by other agreements between GIAC and BG Overseas or their affiliates, the continued use of the names "Baillie Gifford International Fund," or "Baillie Gifford Emerging Markets Fund" by the Company is subject to the approval of both GIAC and BG Overseas.

The Sub-Investment Adviser — International Fund and Emerging Markets Fund: Baillie Gifford Overseas Limited. BG Overseas acts as the sub-investment adviser to the Company pursuant to sub-investment management agreements ("Sub-Management Agreement") with the Adviser. BG Overseas is registered in the United States with the SEC as an investment adviser under the Investment Advisers Act of 1940 and in the United Kingdom is regulated by the FSA. Pursuant to the Sub-Management Agreements, BG Overseas manages the day-to-day operations of the Funds' portfolios. In so doing, BG Overseas has full discretion to purchase and sell portfolio securities, to select brokers for the execution of such purchases, sales, and to negotiate brokerage commissions, if any, subject to monitoring by the Adviser. The Adviser continually monitors and evaluates the performance of BG Overseas.

The Sub-Management Agreements were approved by the Company's Board of Directors (including a majority of directors who are not parties to the Sub-Management Agreements or "interested persons" of the Company or the Adviser) and will continue in full force and effect from year to year, provided their continuance is specifically approved at least annually (1) by the Board of Directors of the Adviser and (2) by the Board of Directors of the Company, including approval by a vote of the majority of the directors who are not parties to the Sub-Management Agreements or "interested persons" of the Company or of the Adviser, cast in person at a meeting called for the purpose of voting on such continuance.

GIAC FUNDS, INC.

The Sub-Management Agreements provide that the Adviser shall pay BG Overseas a monthly fee at an annual rate of 0.40% of the average daily net assets of the International Fund and 0.50% of the average daily net assets of the Emerging Markets Fund for the services rendered, the facilities furnished and the expenses assumed by BG Overseas. This sub-investment management fee is paid to BG Overseas out of the management fee paid by the Funds to the Adviser. For the years ended December 31, 2003, 2004 and 2005, the Adviser paid BG Overseas a total of $674,984, $772,231 and $766,454, respectively, in fees, respectively, for services provided for the International Fund. For the years ended December 31, 2003, 2004 and 2005, the Adviser paid BG Overseas $192,128, $307,449 and $460,033 respectively, in fees for services provided to the Emerging Markets Fund.

The Sub-Management Agreements provide that neither BG Overseas, nor any of its officers, directors or employees shall be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Company in connection with the matters to which the Sub-Management Agreements relate, except for loss resulting from willful misfeasance or misconduct, willful default, bad faith, or gross negligence in the performance of its or his /her duties on behalf of the Adviser or the Company or from reckless disregard by BG Overseas or any such person of the duties of BG Overseas under the Sub-Management Agreements.

The Sub-Management Agreements may be terminated, without penalty, at any time by either party upon 60 days' written notice and will terminate automatically upon their assignment. In addition, either party may terminate the Sub-Management Agreements immediately in any of the following situations: (1) the other party commits any material breach of its obligations under the Agreements which, if curable, is not remedied within 30 days; (2) the dissolution of the other party; or (3) the termination or expiration of the joint venture agreement between GIAC and BG Overseas.

The Adviser — Small Cap Stock Fund: Guardian Investor Services LLC ("GIS"). GIS is the investment adviser for the Small Cap Stock Fund. GIS is registered as an investment adviser under the Investment Advisers Act of 1940.

Under the investment advisory agreement between the Fund and GIS, GIS furnishes investment advice and provides or pays for certain of the Fund's administrative costs. Among the services and facilities provided or paid for by GIS are: office space; clerical staff and recordkeeping; and the services of all Fund personnel, including any fees and expenses of the Directors who are affiliated with The Guardian Life Insurance Company of America ("Guardian Life"). All other costs and expenses are to be paid by the Funds which GIS advises. However, GIS has agreed to reduce its advisory fee and, if necessary, reimburse any of the Funds which it advises if a Fund's operating expenses exceed the expense limitations imposed by state law. Excluded from such operating expenses are: interest; taxes; brokerage commissions; distribution fees and extraordinary expenses. For these services the investment advisory agreement between the Fund and GIS provides that the Fund shall pay GIS 0.75% per annum. All payments are due on a quarterly basis. The Fund also assumes all expenses of its operations and business not specifically assumed or agreed to be paid by GIS. Expenses paid by the Fund will include, for example, costs relating to: custody; the services of the Fund's transfer agent and dividend disbursing agent; portfolio accounting services; shareholder communications; shareholder meetings; calculation of net asset value; legal fees and expenses; accounting and auditing fees and expenses; directors' fees and expenses; U.S. federal and state registration fees; brokerage commissions; taxes; and bonding and insurance. For the years ended December 31, 2003, 2004 and 2005, the Small Cap Stock Fund paid $1,942,730, $2,174,648 and $1,896,180, respectively, in fees.

The investment advisory agreement between the Fund and GIS will continue in full force and effect from year to year so long as its continuance is specifically approved at least annually by vote of a majority of the Fund's outstanding voting shares, or by vote of the Fund's Board of Directors, including a majority of Directors who are not parties to the agreement or "interested persons" of the Fund or of GIS, cast in person at a meeting called for that purpose. The agreement will terminate automatically upon its assignment, and may be terminated without penalty at any time by either party upon 60 days' written notice.

If the investment advisory agreement is terminated and it is not replaced by an agreement with another affiliate of Guardian Life, the Fund's continued use of the name "The Guardian Small Cap Stock Fund" is subject to the approval of Guardian Life, because Guardian Life maintains the exclusive ownership interest of the service mark "The Guardian Small Cap Stock Fund".

A service agreement between GIS and Guardian Life provides that Guardian Life will furnish the office space, clerical staff, services and facilities which GIS needs to perform under the investment advisory agreement. GIS's officers are salaried employees of Guardian Life; they receive no compensation from GIS. GIS reimburses Guardian Life for its expenses under the service agreement.

The investment advisory agreement provides that neither GIS nor any of its personnel shall be liable for any error of judgment or mistake of law or for any loss suffered by GIS or the Fund in connection with the matters to which

STATEMENT OF ADDITIONAL INFORMATION

the investment advisory agreement relates, except for loss resulting from willful misfeasance or misconduct, willful default, bad faith, or gross negligence in the performance of its or his /her duties on behalf of GISC or the Fund or from reckless disregard by GIS or any such person of the duties of GIS under the investment advisory agreement.

The Distributor: Guardian Investor Services LLC. GIS serves as the distributor of shares of the Funds. These shares are continuously offered at net asset value without any sales charge. GIS is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 and acts as distributor of the variable annuity and variable life insurance contracts issued by GIAC. GIS receives no compensation from the Company or from purchasers of shares of the Funds for acting as distributor.

PROXY VOTING POLICIES AND PROCEDURES

The Board of Directors of the Company has delegated the responsibility for voting proxies on behalf of the Funds to GIS and BG Overseas, respectively (each, a "Fund Adviser"), subject to the oversight of the Board. Pursuant to such delegation, each Fund Adviser is authorized to vote proxies on behalf of the applicable Fund or Funds for which it serves as Fund Adviser in accordance with the proxy voting policies and procedures of each such Fund Adviser. A description of those policies and procedures is attached as an Appendix to this SAI. Information regarding how each Fund voted proxies relating to the Fund's portfolio securities during the 12-month period ended June 30, 2005 is available without charge upon request on the Funds' website, www.guardianinvestor.com or the Securities and Exchange Commission's website, www.sec.gov.

GIAC AND OTHER FUND AFFILIATES

As of March 31, 2006, GIAC owned 100% of the outstanding shares of the International Fund and the Emerging Markets Fund. Such shares are owned on behalf of the owners of variable annuity and variable life insurance contracts issued by GIAC and have been allocated to one or more separate accounts of GIAC that fund such contracts. As of March 31, 2006, GIAC was the beneficial owner of 1,399,298 shares representing 9% of the Small Cap Stock Fund. Guardian Life owned beneficially 1,268,485 shares representing 8% of the Small Cap Stock Fund. The balance of the Small Cap Stock Fund shares is owned by GIAC and allocated to one or more separate accounts of GIAC. GIAC is a wholly owned subsidiary of Guardian Life and has executive offices located at 7 Hanover Square, New York, New York 10004. In addition, GIAC owns 51% of the voting shares of GBG, adviser to the International and Emerging Markets Funds (see above) and may be deemed to be in control of GBG, and GIAC owns 100% of the voting shares of GIS.

TAXES

The International Fund, the Emerging Markets Fund and the Small Cap Stock Fund currently qualify and intend to remain qualified to be taxed as regulated investment companies under certain provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). So long as the Funds qualify as regulated investment companies and comply with the provisions of the Code pertaining to regulated investment companies which distribute substantially all of their net income (both net investment income and net capital gains) to their shareholders, each Fund will generally not incur a tax liability on that portion of its net investment income and net realized capital gains which has been distributed to its shareholders. Accordingly, the Funds intend to distribute each year all or substantially all of their net investment income and net capital gains.

To qualify for treatment as a regulated investment company, a Fund must, among other things, (i) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or securities or foreign currencies or other income (including gains from options, futures, or forward contracts) derived in connection with the pursuit of its investment objectives; (ii) must distribute to its shareholders for each taxable year at least 90% of its investment company taxable income (consisting generally of net investment income, net short-term capital gain, and net gains from certain foreign currency transactions); and (iii) must be diversified such that at the close of each quarter of the Fund's taxable year (a) at least 50% of the value of its total assets consists of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities that, with respect to any one issuer, do not exceed 5% of the value of the Fund's total assets and that do not represent more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund's total assets are invested in securities (other than U.S. Government securities or the securities of other regulated investment companies) of any one issuer. The Code and the Treasury Department regulations promulgated thereunder require mutual funds that are offered through insurance company separate accounts to also meet certain additional diversification requirements to preserve the tax-deferral benefits provided by the variable contracts which are offered in connection with such separate accounts. GIS intends to diversify each of the Fund's investments in

GIAC FUNDS, INC.

accordance with those requirements. If a Fund fails to qualify as a regulated investment company, the Fund will be subject to federal, and possibly state, corporate taxes on its taxable income and gains, distributions to its shareholders will be taxed as ordinary dividend income to the extent of the Fund's available earnings and profits, and owners of GIAC's variable annuities and life insurance products could lose the benefit of tax deferral on distributions made to the separate accounts. The prospectuses for GIAC's variable annuities and variable life insurance policies describe the federal income tax treatment of distributions from such contracts.

Generally, a regulated investment company must distribute substantially all of its ordinary income and capital gains in accordance with a calendar year distribution requirement in order to avoid a nondeductible 4% excise tax. However, the excise tax does not apply to a fund whose only shareholders are certain tax exempt trusts or segregated asset accounts of life insurance companies held in connection with variable contracts. In order to avoid this excise tax, the Funds intend to qualify for this exemption or to comply with the calendar year distribution requirement.

Options, forward contracts, futures contracts and foreign currency transactions entered into by the Funds will be subject to special tax rules. These rules may accelerate income to the Funds, defer Fund losses, cause adjustments in the holding periods of Fund securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. As a result, these rules could affect the amount, timing and character of Fund distributions. These provisions also may require a Fund to mark-to-market certain types of positions in its portfolio (i.e., treat them as if they were closed out), which may cause a Fund to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the distribution requirements for avoiding income and, if applicable, excise taxes.

Foreign Investments. Each of the Funds is authorized to invest in foreign securities and may be required to pay withholding, income or other taxes to foreign governments or U.S. possessions. Foreign tax withholding from dividends and interest, if any, is generally at a rate between 10% and 35%. The investment return of any Fund that invests in foreign securities is reduced by these foreign taxes. The owners of GIAC variable annuities and life insurance products investing in the Funds effectively bear the cost of any foreign taxes but will not be able to claim a foreign tax credit or deduction for these foreign taxes. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and foreign countries generally do not impose taxes on capital gains in respect of investments by foreign investors.

The Funds may invest in securities of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. A Fund investing in securities of PFICs may be subject to U.S. federal income taxes and interest charges, which would reduce the investment return of a Fund making such investments. The owners of GIAC variable annuities and life insurance products investing in such Fund would effectively bear the cost of these taxes and interest charges. In certain cases, a Fund may be eligible to make certain elections with respect to securities of PFICs which could reduce taxes and interest charges payable by the Fund. No assurance can be given that such elections can or will be made.

Since the only shareholders of the Funds will be separate accounts of GIAC, no discussion is set forth herein as to the U.S. federal income tax consequences at the shareholder level. For information concerning the U.S. federal income tax consequences to purchasers of the GIAC contracts, see the Prospectus for such contract.

The discussion of "Taxes" in the Prospectuses, in conjunction with the foregoing, is a general and abbreviated summary of the applicable provisions of the Code and U.S. Treasury Regulations currently in effect as interpreted by U.S. Courts and the Internal Revenue Service. These interpretations can change at any time. The above discussion covers only U.S. federal income tax considerations with respect to the Funds. No attempt has been made to describe any state, local, foreign, or other tax consequences.

FUND CAPITALIZATION AND EXPENSES

On January 22, 1991, GIAC purchased 10,000 shares of the International Fund at a price of $10.00 per share for a total investment of $100,000. Over the weeks following this initial investment, GIAC furnished an additional $9,900,000 in seed capital to the International Fund, purchasing 824,320 shares. On September 13, 1994 Guardian Life purchased 2,000,000 shares of the Emerging Markets Fund at a price of $10.00 per share for a total investment of $20,000,000. Each of these investments were made to enable the Funds to commence operations and to acquire a diversified portfolio of securities in accordance with their respective investment objective and policies. The shares acquired by GIAC and Guardian Life are being held for investment purposes and GIAC and Guardian Life have no present intention of redeeming or selling such shares.

STATEMENT OF ADDITIONAL INFORMATION

On April 2, 1997, GIAC purchased 2,000,000 shares of the Small Cap Stock Fund at a price of $10.00 per share for a total investment of $20,000,000. This investment was made to enable the Small Cap Stock Fund to commence operations and to acquire a diversified portfolio of securities in accordance with its investment objective and policies. The shares acquired by GIAC are being held for investment purposes and GIAC has no present intention of redeeming or selling such shares.

The authorized stock of the Company consists of one billion (1,000,000,000) shares having a par value of $0.10 each. Two hundred million (200,000,000) of such shares have been designated as shares of the class which are attributable to each of the Funds. To date a total of 600,000,000 shares have been so designated. The Board may designate additional classes of Company shares, and increase or decrease the number of shares in a class, provided that the Board does not decrease the number of shares outstanding.

Each issued and outstanding share is entitled to participate equally in dividends and distributions declared by the respective class of stock and, upon liquidation or dissolution, in the net assets of such class remaining after satisfaction of outstanding liabilities.

Voting Rights. Through its separate accounts, GIAC is the sole shareholder of record of the Funds, so, under the 1940 Act, GIAC is deemed to be in control of the Funds. Nevertheless, when a Fund shareholders' meeting occurs, GIAC solicits and accepts voting instructions from its contractowners who have allocated or transferred monies for an investment in the Fund as of the record date for the meeting. GIAC then votes the Fund's shares that are attributable to its contractowners' interests in the Fund in accordance with their instructions. GIAC will vote shares for which no instructions are received in the same proportion as it votes shares for which it does receive instructions. GIAC will vote any shares that it is entitled to vote directly due to amounts it has contributed or accumulated in its separate accounts in the manner described in the prospectuses for its variable annuities and variable life insurance policies.

Each share of the Company is entitled to one vote, and fractional shares are entitled to fractional votes. Fund shares have non-cumulative voting rights, so the vote of more than 50% of the shares can elect 100% of the directors. All classes of a Fund's shares are voted together as one class, unless a matter affects only the shareholders of a particular Fund or class. In those cases only the shareholders of the affected Fund or class will be eligible to vote on the matter.

The Company is not required to hold annual shareholder meetings, but special meetings may be called to elect or remove directors, change fundamental policies or approve an investment advisory agreement, among other things.

CALCULATION OF NET ASSET VALUE

The Funds' net asset value per share is determined as of the earlier of 4:00 p.m. Eastern time or the close of regular trading on the NYSE on each day on which the NYSE is open for business. The net asset value per share is calculated by adding the value of all securities, cash or other assets, subtracting liabilities, dividing the remainder by the number of shares outstanding and adjusting the results to the nearest full cent per share.

The calculation of the Funds' net asset value may not occur contemporaneously with the determination of the value of any foreign securities included in such calculation because trading on foreign exchanges may not take place every day the NYSE is open and the NYSE may be closed when foreign exchanges are open for business.

Securities Valuations. Securities which are listed or traded on any U.S. or foreign securities exchange are valued at the last sale price or, if there have been no sales during the day, at the mean of the closing bid and asked prices. Securities that are traded on the NASDAQ National Securities Market are valued at the NASDAQ Official Closing Price. Where a security is traded on more than one exchange or system, the security is valued on the exchange or system on which it is principally traded unless it was not traded on that exchange or system on the date in question. In such cases, the applicable valuation price of the security on other exchanges or systems shall be used. Securities traded both on an exchange and in the over-the-counter markets will be valued according to the broadest and most representative market. Certain debt securities may be valued by an independent pricing service ("Service"). Debt securities for which quoted bid prices, in the judgment of the Service, are readily available and are representative of the bid side of the market are valued at the quoted bid prices (as obtained by the Service from dealers in such securities). Other debt securities that are valued by the Service are carried at fair value as determined by the Service, based on methods which include consideration of: yields or prices for securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Repurchase agreements are carried at cost which approximates market value.

Securities or other assets for which market quotations are not readily available or which, in the judgment of the investment adviser, cannot be valued using the methodologies in the Funds' Valuation Procedures, will be priced at fair value under procedures adopted by the Board. The Funds' Fair Value Pricing Procedures provide for these

GIAC FUNDS, INC.

securities to be valued under the direction of a Valuation Committee of the Board established by the full Board for this purpose. The Valuation Committee will receive a valuation recommendation and information about any security requiring fair value pricing from the investment adviser. Various factors and circumstances may dictate or influence the methodology for valuing securities. Examples of securities that may be priced under the Funds' Fair Value Pricing Procedures include, among other things, securities that are illiquid, do not trade or do not trade regularly, securities whose primary trading market is temporarily unavailable, securities whose primary pricing source is unwilling or unable to provide prices, securities whose trading is restricted and foreign securities subject to a "significant event". A "significant event" is an event that will affect the value of portfolio security that occurs after the close of trading in the security's primary trading market or exchange but before the Fund's NAV is calculated. Records will be kept of all instances of fair value pricing, and all fair value determinations made by the Valuation Committee will be presented to the full Board for ratification at its next regular meeting.

CUSTODIAN AND TRANSFER AGENT

The custodian for all securities and assets of the Company is State Street Bank and Trust Company ("State Street Bank"), 1776 Heritage Drive, North Quincy, Massachusetts 02171. Portfolio securities purchased for the Funds outside of the U.S. are maintained in the custody of foreign banks and trust companies which are members of State Street Bank's Global Custody Network and foreign depositories (foreign sub-custodians). State Street Bank is responsible for safeguarding and controlling the Fund's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund's investments.

GIAC serves as the Company's transfer and dividend paying agent. In its capacity as transfer agent and dividend paying agent, GIAC issues and redeems shares of the Funds and distributes dividends to the GIAC separate accounts which invest in the Funds' shares.

State Street Bank does not play a part in formulating the investment policies of the Funds or in determining which portfolio securities are to be purchased or sold by the Funds.

LEGAL OPINION

The legality of the shares described in the Prospectus has been passed upon by Venable LLP, 1800 Mercantile Bank and Trust Building, Two Hopkins Plaza, Baltimore, Maryland 21201.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS

The independent registered public accounting firm of the Company is Ernst & Young LLP, 200 Clarendon Street, Boston, Massachusetts 02116. Ernst & Young LLP audits and reports on the financial statements of the Company which appear in the Company's Annual Report to Shareholders for the year ended December 31, 2005. That Annual Report is incorporated by reference in this Statement of Additional Information.

STATEMENT OF ADDITIONAL INFORMATION

APPENDIX — PROXY VOTING POLICIES AND PROCEDURES

GUARDIAN INVESTOR SERVICES LLC

Introduction

In its capacity as investment adviser to certain of the Funds, GIS has a fiduciary duty to the shareholders of the Funds to evaluate each company in which the Funds invest, in order to satisfy itself that the company meets certain management, financial and corporate governance standards. GIS believes that each investment should reflect a sound economic decision that benefits the shareholders of the Funds; thus, as a guiding principle, in voting proxies GIS seeks to maximize the shareholders' economic interests. Accordingly, these policies and procedures are designed to ensure that GIS votes proxies in the best interests of shareholders of the Funds, regardless of any relationship between GIS, or any affiliate of GIS, with the company soliciting the proxy.

These policies summarize the manner in which proxies will be voted on typical proxy proposals. Because proxy matters can vary greatly, however, these policies should be viewed as guidelines, which do not need to be strictly adhered to at all times. For example, under appropriate circumstances, GIS may choose to vote a proxy on a case-by-case basis, or, as described below, choose not to vote a proxy.

With limited exceptions, GIS intends to vote all proxies solicited by issuers. Such exceptions include but are not limited to situations when securities on loan must be recalled to facilitate proxy voting or, in the case of foreign securities, when travel or transfer restrictions may make it impracticable or too costly to vote.

Proxy Voting Service

GIS has retained the services of Institutional Shareholder Services ("ISS"), an independent proxy voting service, to act as its agent in voting proxies. ISS performs independent research on the management, financial condition and corporate governance policies of numerous companies, and makes voting recommendations. ISS votes proxies on GIS's behalf at shareholder meetings and is responsible for retaining copies of each proxy statement and maintaining records of how each proposal was voted.

GIS's investment management personnel are responsible for analyzing and evaluating each company held in each Fund's portfolio to ensure it is an appropriate investment. GIS recognizes that proxy voting is integral to the investment process and, accordingly, has developed customized instructions for ISS to follow based upon GIS's corporate governance philosophy and beliefs.

For certain proposals, GIS has instructed ISS to vote "for" or "against" the proposal in all cases. For other proposals, GIS has instructed ISS to vote on a "case-by-case" basis, along with ISS's recommendations, or to refer the proposal to GIS for consideration. In making "case-by-case" determinations, ISS has developed policies that involve an analysis of various factors relevant to the issuer and/or the proxy matter presented. After conducting its own evaluation of ISS's factors and policies, for certain proxy matters GIS has instructed ISS to make a voting determination based upon the ISS factors and policies. For other proxy matters, GIS has instructed ISS to consider additional factors that GIS considers relevant to the voting decision, or to vote in accordance with specific factors and policies provided by GIS. The policies and the factors considered in making "case-by-case" voting determinations are further detailed in the guidelines. For other proxy matters, ISS has been instructed to refer the proposal to GIS for specific voting instructions, for example, in the case of mergers and restructurings. Additionally, GIS may provide specific voting instructions when ISS has a conflict of interest with the issuer, as described below.

Proxy Matters

Shareholders are generally presented with two types of proposals: (1) Management proposals, which are presented by the board of directors of a company for shareholder approval, and (2) Shareholder proposals, which are presented by a shareholder or group of shareholders of a company. The following guidelines summarize GIS's position on typical proxy proposals.

Matters relating to the board of directors. GIS typically supports the election of directors, provided that a majority (at least two-thirds) of the board are "independent directors" and that key committees of the board of directors (audit, compensation or nominating committees) are comprised exclusively of independent directors. GIS considers a director to be "independent" if the director:

•  Has not been employed by the company or an affiliate in an executive capacity within the last 5 years;

•  Is not a member of the firm that is one of the company's paid advisors or consultants;

•  Is not employed by a significant customer or supplier;

GIAC FUNDS, INC.

•  Does not have a personal services contract with the company;

•  Is not a founder of the company and is not a current employee;

•  Does not have a family relationship to an employee of the company, whether by blood or marriage; and

•  Is not employed by a tax-exempt organization that receives significant contributions from the company.

With respect to matters relating to the board of directors, GIS typically votes:

•  against the elimination of cumulative voting

•  against director age limits

•  against allowing the board to set its own size

•  against board classification

Other items related to the board of directors are considered on a case-by-case basis.

Compensation related proposals. GIS generally approves of non-cash compensation of directors and executives, provided that the compensation is reasonable in relation to the performance of the company, and provided that the compensation does not cause dilution of shareholder interests. These proposals are usually voted on a case-by-case basis; however, GIS usually votes:

•  for stock option proposals that are not reserving new shares

•  for cash bonus plans

•  against a stock option plan if the potential for dilution of shareholder interest is greater than 10%

•  against proposals for repricing of stock options

•  against a stock option plan if there is significant share availability under other plans

Capitalization related proposals. Management proposals often pertain to a change in a company's capital structure, such as the issuance of common or preferred stock, or a stock split. Generally, GIS votes on a case-by-case basis proposals to increase authorized common or preferred stock. On other capitalization-related matters, GIS usually votes:

•  for stock splits

•  for adjustments to par value

•  for elimination of a class of common stock

•  for reduction in authorized common stock

•  against dual class structure

•  against the creation of "blank check" preferred stock

Other items related to capitalization are considered on a case-by-case basis.

Corporate actions. Corporate actions typically include transactions involving the company, such as mergers, acquisitions, other business combinations, reincorporations and reorganizations. The details regarding these transactions vary widely, and therefore these proposals are typically voted on a case-by-case basis. Usually, GIS votes for a change in the state of a company's organization if the new state has fewer anti-takeover provisions, and will vote for the formation of a holding company if significant anti-takeover provisions are not added.

Anti-takeover provisions. Anti-takeover provisions are typically in place to make it more difficult for an outside party to take over control of the company. Examples are shareholder rights plans ("poison pills"), fair price provisions, creation of "blank check" preferred stock, or creation of more than one class of shares having disparate voting rights. GIS usually votes against anti-takeover proposals, except that it usually votes:

•  for reduction of supermajority vote requirements

•  on a case-by-case basis proposals related to shareholder rights plans

Routine matters. Certain matters are considered "routine" in that they generally do not affect the rights of shareholders. GIS typically votes with company management on these types of issues, such as:

•  ratification of the company's auditors

•  changing date or location of annual meeting

•  changing the company name

•  amending the corporate purpose

STATEMENT OF ADDITIONAL INFORMATION

Shareholder proposals. SEC rules permit shareholders to make proposals at a company's annual meeting, provided certain requirements are met. Typically, shareholder proposals concern economic, social and environmental issues, but they may also include corporate governance matters.

Corporate governance matters. Typically, GIS votes in favor of shareholder proposals related to corporate governance matters, for example:

•  for submitting a shareholder rights plan to shareholder vote

•  for confidential voting

•  for reducing supermajority vote requirement

•  for elimination or restriction of severance agreements, and submission to shareholder vote

•  for submitting preferred stock issuance to shareholder vote

GIS will generally vote against the elimination of discretionary voting of unmarked proxies and will consider on a case-by-case basis a proposal to amend the terms of an existing shareholder rights plan.

Social, political and environmental matters. Generally, on social, political and environmental matters, GIS will support the recommendations of a company's board of directors on these matters, as long as it believes that a company's management is acting in accordance with its fiduciary duty to protect shareholders' interests. If GIS believes that a company's management does not represent shareholders' best interests, it will vote on a case-by-case basis, but, with few exceptions, GIS will vote these proposals as management recommends.

Economic matters. With respect to general economic matters, GIS will consider each proposal on a case-by-case basis.

Conflicts of Interest

Sometimes a conflict of interest may arise in connection with the proxy voting process. For example, GIS may have a material conflict of interest due to a significant business relationship with the company or a business relationship with a third party that has a material interest in the outcome of the vote, or a GIS employee may have a personal conflict of interest due to a personal or familial relationship with someone at the company soliciting the proxy. Central to these proxy voting policies is GIS's philosophy that proxies should be voted only in the best interests of the shareholders of the Funds. Accordingly, these proxy voting policies are applied uniformly to avoid material conflicts of interest.

Guardian has taken certain measures to prevent economic or political incentives on the part of fund management or other Guardian business units to influence the outcome of a vote. GIS has centralized the proxy voting function with fund management and has created an information barrier between fund management and those other business units that may have inside or other information about a company, to prevent fund management from obtaining information that could have the potential to influence proxy voting decisions.

IF GIS identifies a potential material conflict of interest due to a business or personal relationship, it will refer the proposal to ISS to vote the proxy. If an occasion arises in which ISS is unable to vote a proxy due to its own conflict of interest, ISS will ask GIS to provide specific voting instructions. In such situations, GIS shall vote the proxy in accordance with these policies and procedures. In all other cases, ISS votes proxies on behalf of GIS and the Funds applying uniform policies.

If ISS is unable to vote a proxy due to a conflict and has referred it to GIS for voting instructions, and there is a potential material conflict of interest between the issuer and Guardian or a Guardian affiliate or employee, the proxy proposal will be referred to Guardian's Mutual Fund Oversight Committee. The Mutual Fund Oversight Committee will provide voting instructions on the proposal after consulting with the fund manager and taking into account all factors it deems relevant. If the Mutual Fund Oversight Committee believes a material conflict exists that cannot be resolved by the committee, it will refer the proposal to the Audit Committee of the Board of Directors for guidance.

BAILLIE GIFFORD OVERSEAS LIMITED

General Statement and Approach

Baillie Gifford Overseas Limited ("BGO") recognizes that it has a fiduciary duty to act solely in the best interests of its clients. In that regard BGO and its affiliates (collectively, "Baillie Gifford") have adopted Global Corporate Governance Principles and Guidelines (the "Guidelines"), which include proxy voting policies and procedures that are designed, among other things, to ensure that proxies for the securities owned by clients for which BGO

GIAC FUNDS, INC.

exercises voting authority and discretion are voted in the best interests of those clients in accordance with BGO's fiduciary duties, Rule 206(4)-6 under the Investment Advisers Act of 1940 and other applicable law.

The Guidelines include principles (the "Principles") that articulate corporate governance standards relating to the basic rights and equitable treatment of shareholders, the role of stakeholders (as established by law), disclosure and transparency on all material matters, and the responsibilities and accountability of the board of directors.

The Principles are based upon the widely supported principles developed by the Organisation for Economic Co-operation and Development, which BGO believes are appropriate for most markets. BGO recognizes, however, that given the differences in national corporate and market regulation, one set of standards is unlikely to be appropriate for all of the markets in which it invests. Therefore, the Guidelines include as appendices detailed corporate governance standards for the United Kingdom and Japan and may include overseas corporate governance codes, where these are available and appropriate. In order to provide an indication of how the Principles should be interpreted in practice, the Guidelines include some "best practice" guidelines as to voting on specific issues (e.g., generally opposing new appointments that combine the role of chairman and chief executive, considering opposing the re-election of non-executive directors who are not independent if they are members of the audit or remuneration committees or if less than three or a minority of the board's non-executive directors is independent).

BGO recognizes, however, that companies within particular markets operate under significantly differing conditions and for this reason it does not apply any of the principles, practices or standards included in the Guidelines rigidly. Rather, it applies them with care, giving due consideration to the specific circumstances of individual companies. In this way it takes a pragmatic and flexible approach to corporate governance, consistent with its overriding aim of looking after the long term financial interests of its clients.

BGO looks to have confidence in the quality and integrity of management. Consequently, its investment process involves keeping closely in touch with company management, learning how it plans to take the company's business forward and seeking to understand its goals and attitude towards shareholders. BGO believes that such dialogue is important in selecting successful investments for its clients. Nevertheless, where the formal aspects of a company's corporate governance fall short of the Guidelines and this is not fully supported by its circumstances, BGO encourages improvements in face to face meetings and, where appropriate, votes against management recommendations at general meetings. In general, BGO focuses on the issues it feels are most significant and where it can be most effective, including the alignment of management's interests with those of shareholders, the effective operation of the board and its committees and the protection of shareholder rights.

Proxy Voting Administration

Baillie Gifford's Corporate Governance Team develops and administers the Guidelines. The Corporate Governance Team sits alongside the investment teams and is supported by personnel dedicated to the voting of proxies. The Corporate Governance Manager reports to the Chief Investment Officer. In evaluating each proxy, the Corporate Governance Team follows the Guidelines. It also considers third party analysis, Baillie Gifford's own research and discussions with company management. If a proxy involves a non-routine matter, the Corporate Governance Team will consult with the appropriate investment team regarding the proposed vote.

Conflicts of Interest

BGO recognizes the importance of managing potential conflicts of interest that may exist when voting a proxy solicited by a company with whom Baillie Gifford has a material business or personal relationship. The Corporate Governance Manager is responsible for monitoring possible material conflicts of interest with respect to proxy voting. Application of the Guidelines to vote proxies will in most instances adequately address any possible conflicts of interest. However, as noted above, BGO does not rigidly apply the Guidelines and proxies may relate to matters not specifically addressed in the Guidelines. For proxy votes that involve a potential conflict of interest, that are inconsistent with (or not covered by) the Guidelines but that are consistent with management's recommendation, the Management Committee, which comprises five senior Baillie Gifford partners, will review the voting rationale, consider whether business relationships between Baillie Gifford and the company have influenced the proposed inconsistent vote and decide the course of action to be taken in the best interests of its clients.

If BGO invests on behalf of its advisory clients in pooled vehicles advised by Baillie Gifford (in-house pooled funds), it will provide such clients with the opportunity to direct how their units in these funds should be voted on non-routine matters.

STATEMENT OF ADDITIONAL INFORMATION

Overseas Voting — Share Blocking

For clients that have delegated voting authority and discretion to BGO, BGO endeavors to vote all of their shares in all markets. However, it is difficult to vote in some overseas markets because of costly trading restrictions. For example, in the French and Italian markets, BGO's clients' shares are "blocked," which means that BGO is unable to direct selling should it so desire, from the time that it votes until the close of the company meeting. This is clearly a risk to clients, particularly if BGO might consider selling the shares. BGO will therefore only vote in these markets where it views the benefits of voting clients' shares, such as with respect to a merger or acquisition, as exceeding the risks involved.

GIAC FUNDS, INC.